                                                                    EXHIBIT 10.1






                              ---------------------

                               PURCHASE AGREEMENT

                              ---------------------


                   MEDISTAR HERMANN DRIVE MEDICAL CENTER, LTD.
                           A TEXAS LIMITED PARTNERSHIP
                                    AS SELLER
                                       AND
                           WINDROSE GENESIS PARK, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                                    AS BUYER













DATED: MARCH 3, 2006










                                                                 (WINDROSE LOGO)

                                TABLE OF CONTENTS

ARTICLE 1     INDEPENDENT CONSIDERATION...........................................................................1
         Section 1.1       Payment of Independent Consideration...................................................1
ARTICLE 2     DEFINITIONS.........................................................................................1
         Section 2.1       Definitions............................................................................1
ARTICLE 3     AGREEMENT OF SALE...................................................................................1
         Section 3.1       Exclusive Agreement....................................................................1
         Section 3.2       Sale of Property.......................................................................1
         Section 3.3       Interests included in Definition of Property and Related Terms.........................2
         Section 3.4       Purchase Price.........................................................................3
         Section 3.5       Earnest Money Deposit..................................................................4
         Section 3.6       Escrow Account.........................................................................4
         Section 3.7       Additional Instructions................................................................4
         Section 3.8       Right to Terminate and Disposition of Deposit..........................................4
         Section 3.9       Termination of Agreement...............................................................5
ARTICLE 4     INSPECTION..........................................................................................5
         Section 4.1       Inspection Period......................................................................5
         Section 4.2       Due Diligence Review...................................................................5
         Section 4.3       Inspection Rights and Obligations of Buyer.............................................6
         Section 4.4       Review of Books and Records............................................................6
         Section 4.5       Tenant Interviews......................................................................7
         Section 4.6       Authorization for Inquiries............................................................7
         Section 4.7       Repairs and Replacements...............................................................7
         Section 4.8       Net Operating Income Adjustment........................................................7
         Section 4.9       Additional Leases......................................................................8
         Section 4.10      Development Parcel.....................................................................8
         Section 4.11      Inspection Termination Date............................................................8
ARTICLE 5     TITLE MATTERS.......................................................................................8
         Section 5.1       Title Commitment.......................................................................8
         Section 5.2       Title Objections.......................................................................9
         Section 5.3       Seller's Right to Cure Title Objections................................................9
         Section 5.4       Additional Title Objections............................................................9
         Section 5.5       No Obligation to Cure.................................................................10
ARTICLE 6     CLOSING CONDITIONS.................................................................................10
         Section 6.1       Conditions Precedent to Buyer's Obligations to Close..................................10
         Section 6.2       Failure of Buyer's Conditions Precedent...............................................13
         Section 6.3       Conditions Precedent to Seller's Obligations..........................................13
         Section 6.4       Failure of Seller's Conditions Precedent..............................................14
ARTICLE 7     CLOSING PROVISIONS.................................................................................14
         Section 7.1       Closing...............................................................................14
         Section 7.2       Closing Costs.........................................................................14
         Section 7.3       Seller's Documents and Deliveries:....................................................14
         Section 7.4       Buyer's Documents and Deliveries......................................................16
         Section 7.5       Jointly Executed Documents............................................................17
ARTICLE 8     PRORATIONS.........................................................................................18
         Section 8.1       General Apportionment of Income and Expenses..........................................18
         Section 8.2       Settlement Statement..................................................................21
         Section 8.3       Survival of Sections..................................................................21
ARTICLE 9     SELLER'S REPRESENTATIONS AND COVENANTS.............................................................21
         Section 9.1       Seller's Representations and Warranties...............................................21
         Section 9.2       Seller's Knowledge....................................................................27
         Section 9.3       Seller's Covenants....................................................................28

         Section 9.4       Termination by Buyer..................................................................29
ARTICLE 10    RESTRICTIVE COVENANTS..............................................................................29
         Section 10.1      Non-Solicitation......................................................................29
         Section 10.2      Survival..............................................................................29
ARTICLE 11    REPRESENTATIONS AND WARRANTIES OF BUYER............................................................29
         Section 11.1      Buyer's Representations and Warranties................................................29
ARTICLE 12    CASUALTY AND CONDEMNATION..........................................................................30
         Section 12.1      Casualty..............................................................................30
         Section 12.2      Condemnation..........................................................................31
ARTICLE 13    DEFAULT AND REMEDIES...............................................................................31
         Section 13.1      Seller's Default......................................................................31
         Section 13.2      Buyer's Remedies......................................................................32
         Section 13.3      Buyer's Default.......................................................................32
         Section 13.4      Sellers' Remedy.......................................................................32
         Section 13.5      Right of Termination..................................................................33
ARTICLE 14    MISCELLANEOUS......................................................................................33
         Section 14.1      Right of Assignment...................................................................33
         Section 14.2      Notices...............................................................................33
         Section 14.3      Real Estate Agents....................................................................34
         Section 14.4      Time for Performance..................................................................34
         Section 14.5      No Personal Liability.................................................................35
         Section 14.6      Entire Agreement......................................................................35
         Section 14.7      Applicable Law........................................................................35
         Section 14.8      Captions..............................................................................35
         Section 14.9      Waiver of Conditions..................................................................35
         Section 14.10     Multiple Counterpart Originals........................................................35
         Section 14.11     Attorneys' Fees.......................................................................35
         Section 14.12     Severability..........................................................................35
         Section 14.13     IRS Reporting Requirements............................................................36
         Section 14.14     Announcements.........................................................................36
         Section 14.15     Binding Effect........................................................................36
         Section 14.16     1031 Exchange.........................................................................36
         Section 14.17     Recordation...........................................................................36
         Section 14.18     Construction of Agreement.............................................................36

         EXHIBITS

         EXHIBIT P         INVESTOR REPRESENTATION DOCUMENTS

                               PURCHASE AGREEMENT

         This Agreement (the "AGREEMENT") is made and entered into as of the March 3, 2006 (the "EFFECTIVE DATE") by and between MEDISTAR HERMANN DRIVE MEDICAL CENTER, LTD., a Texas limited partnership, ("SELLER"), and WINDROSE GENESIS PARK, L.P., a Delaware limited partnership ("BUYER").

                                    RECITALS

         WHEREAS, Seller is the fee simple owner of that certain parcel of land and improvements as described in EXHIBIT A attached hereto and known as "GENESIS PARK INNOVA HOSPITAL" or the "PARCEL"); and,

         WHEREAS, subject to the terms and conditions of this Agreement, the Seller does hereby agree to sell, assign, transfer and convey to Buyer and Buyer does hereby agree to purchase and acquire all of Seller's good, marketable, unencumbered and indefeasible fee simple interest and title in the Genesis Park Innova Hospital and all Improvements (as herein defined), parking, air rights, rights to ingress and egress and related Appurtenances (as herein defined) thereto, the Personal Property (as herein defined) and other items constituting the Property (as herein defined) free and clear of all liens, claims and encumbrances, except for Permitted Exceptions (all as herein defined); and,

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                      ARTICLE 1 INDEPENDENT CONSIDERATION

SECTION 1.1 PAYMENT OF INDEPENDENT CONSIDERATION.

         Sellers hereby acknowledge receipt from Buyer of the sum of Ten and No/100 Dollars ($10.00) (the "INDEPENDENT CONTRACT CONSIDERATION") as consideration for Sellers' entering into this Agreement. The Independent Contract Consideration (i) is in addition to and independent of any other consideration or payment provided for in this Agreement, (ii) is wholly earned by Sellers upon Sellers' execution of this Agreement, and (iii) is not refundable and shall be retained by Sellers notwithstanding any other provisions of this Agreement.

                             ARTICLE 2 DEFINITIONS

SECTION 2.1 DEFINITIONS.

         When used in this Agreement, the capitalized terms shall have the meanings as indicated on Glossary of Terms attached hereto and made a part hereof or as otherwise defined in this Agreement.

                          ARTICLE 3 AGREEMENT OF SALE

SECTION 3.1 EXCLUSIVE AGREEMENT.

         Buyer shall have the exclusive right to purchase the Property, in accordance with the terms hereof and Seller shall not negotiate the sale, development or transfer of the Parcel with any other individual or entity. It is the intent of the Parties to close the purchase of the Property set forth herein following the satisfaction of the contingencies set forth in ARTICLE 6.

SECTION 3.2 SALE OF PROPERTY.

        At Closing, subject to and upon the terms, provisions, and satisfaction of the conditions of this Agreement, Seller hereby agrees to sell, transfer, assign and convey to Buyer, and Buyer hereby agrees to purchase from Seller the Property. For purposes of this Agreement, "PROPERTY" shall mean collectively:
(i) good, marketable and unencumbered fee simple title and interest in and to the real property, Appurtenances and Improvements constituting the Parcel, subject only to Permitted Encumbrances; (ii) good, marketable and unencumbered title to the Personal Property; (iii) all of Seller's interest in the Government Authorizations (as herein defined); (iv) all of Seller's rights and interests under the Tenant Leases, (as herein defined) which are then in effect on the Effective Date, together with any unapplied Security Deposits (as herein defined) by the Tenants thereunder, as set forth on SCHEDULE 8; (v) Seller's rights to all Intangible Property (as herein defined); and (vi) all of Seller's rights and obligations arising from and after the Closing Date with respect to the Business Contracts (as herein defined) expressly assumed by Buyer.

SECTION 3.3 INTERESTS INCLUDED IN DEFINITION OF PROPERTY AND RELATED TERMS.

         SECTION 3.3.1 "APPURTENANCES" shall mean all rights, covenants, licenses, privileges, hereditaments, warranties, environmental indemnification agreements from predecessors in title or any other parties to the benefit of Seller and easements appurtenant to the Parcel, which are owned by Seller or required for the use of the Parcel as contemplated herein, including, without limitation, all easements, rights of way or similar rights required for use of the Parcel as contemplated herein, the mineral, oil, gas and other hydrocarbon substances on and under the Parcel, as well as all development rights, air rights, water, water rights and water stock relating to the Parcel and any other easements, rights-of-way, rights of ingress or egress or other interests in, on or to any land, highway, street, road or avenue in, on, across, abutting or adjoining the Parcel and any strips and gores adjacent to or lying between the Parcel and any adjacent land and any Appurtenances used in connection with the beneficial use and enjoyment of the Parcel and all right, title and interest, if any, of the Seller in any land lying in the bed of any street opened or proposed in front of or adjoining the Parcel to the center line thereof.

         SECTION 3.3.2 "BUSINESS CONTRACTS" shall mean any equipment lease, janitorial contract, on-site maintenance agreement, other maintenance agreement, waste disposal agreement, service contract, vendor or supply contract, insurance contract, or other agreement not otherwise described in this Agreement affecting all or a portion of the Property or imposing any obligation upon Buyer upon purchase of the Property. Business Contracts do not include any contracts (i) unrelated to the Property; or (ii) related to a separate business conducted by Seller or their Affiliates in the Property and which impose no duty on Buyer.

         SECTION 3.3.3 "GOVERNMENT AUTHORIZATIONS" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including, but not limited to: (i) zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; (ii) the permits, licenses, provider agreements and approvals required for licensure and operation of any medical services in the Property including, but not limited to certification of all Tenants as providers under the federal Medicare and state Medicaid programs; (iii) environmental, ecological, coastal, wetlands, air and water permits, licenses, and consents; (iv) curb cut, subdivision, land use and planning permits, licenses, approvals and consents; (v) building, sign, fire, health and safety permits, licenses, approvals, and consents; and (vi) architectural reviews, approvals, and consents required under restrictive covenants.

         SECTION 3.3.4 "INTANGIBLE PROPERTY" shall mean all intangible property (including any interest therein) owned by Seller and related to the Property as an integrated medical plaza, including the Parcel name and building insignias or logos, if any, all engineering trade names, licenses, (including all permits, certificates of occupancy, licenses, approvals, authorizations, entitlements and other governmental and quasi-governmental authorizations, required in connection with the ownership, development, construction, operation, or maintenance of the Property (but specifically excluding any operating licenses held by Seller with respect to any separate business conducted by the Seller in the Property), warranties, water rights, zoning rights, the architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Property.

         SECTION 3.3.5 "IMPROVEMENTS" shall mean the buildings and all other improvements and structures including without limitation, Fixtures, landscaping, signage, parking lots and structures, roads, drainage systems, all utility structures (whether above or below ground), equipment systems and other infrastructure improvements, owned by Seller or in which Seller has an interest and located on the Parcel.

         SECTION 3.3.6 "PARCEL" shall mean the land described on EXHIBIT A as insured by the Title Commitment (as herein defined) subject to the Permitted Exceptions (as herein defined), together with all Appurtenances and all covenants, licenses, privileges thereto belonging, including but not limited all parking and air rights agreements, leases and easements, restrictive covenants and declarations all as approved by Buyer in its sole and absolute discretion.

         SECTION 3.3.7 "PERMITTED EXCEPTIONS" shall mean: (a) only those title exceptions or defects (including all encumbrances, restrictive covenants, governmental zoning and use requirements or any other exception to free, unencumbered, marketable and indefeasible title and use of the Parcel) that are set forth in the Title Commitment, as herein defined and approved by Buyer in accordance with the terms of this Agreement; and (b) liens, if any, for Property Taxes (as herein defined) which are a lien but not due and payable as of the Closing Date.

         SECTION 3.3.8 "PERSONAL PROPERTY" shall mean all machinery, furnishings, equipment, tools, appliances, systems and all other tangible personal property used in connection with the Property or located on the Parcel that is owned by Seller (specifically excluding Seller's Excluded Assets) and all Books and Records, Intangible Property, which are owned by Seller and located on or related to the Property on the Closing Date.

         SECTION 3.3.9 "PROPERTY TAXES" shall mean all federal, state, county, municipal and local governmental taxes, assessments and charges of every kind or nature, general and special, ordinary and extraordinary, foreseen and unforeseen, including, but not limited to all real estate taxes, and transit or transit district taxes or assessments, ad valorem, rent or similar taxes of every kind or nature affecting the Parcel, (including any rental or similar taxes and license, building, occupancy, permit or similar fees levied in lieu of or in addition to general real or personal property taxes). Property Taxes shall not include any federal or state income tax, any income tax resulting from the sale or transfer of the Property by the Seller, or any sales, use, single business, gross receipts, transaction privilege franchise and excise taxes inheritance, gift or estate taxes of Seller or any capital stock and franchise taxes of Seller imposed by any governmental entity due to this purchase transaction or Seller's ownership of the Parcel.

         SECTION 3.3.10 "SECURITY DEPOSITS" shall mean and include all security deposits, escrow deposits, reserve funds, security interests, letters of credit, pledges, prepaid rent or other sums, deposits or interests held by Seller or by any other Persons for the benefit of the Seller with respect to the Tenant Leases.

         SECTION 3.3.11 "TENANTS" shall mean all parties occupying space or holding a possessory interest in the Parcel pursuant to any Tenant Leases.

         SECTION 3.3.12 "TENANT LEASES" shall mean all leases, subleases, occupancy agreements, rental agreements (including lease or rental applications) that are currently in effect or executed by Seller which commence after the Effective Date and grant a possessory interest in any space in the Parcel or otherwise affect the Parcel, including, but not limited to the Tenant Leases set forth on SCHEDULE 6.

SECTION 3.4 PURCHASE PRICE.

         At Closing, Buyer shall pay to Seller the Purchase Price as provided in
ARTICLE 7. For purposes of this Agreement, the "PURCHASE PRICE" shall be an amount equal to Twenty Nine Million Five Hundred Forty Nine Thousand Seventy Five Dollars ($29,549,075), as adjusted in accordance with the terms and conditions of this Agreement and in accordance with the Settlement Statement (as herein defined). The Purchase Price, as adjusted in accordance with the terms and conditions of this Agreement and in accordance with the Settlement Statement, is to be paid as follows: (a) subject to the provisions of SECTION 7.4.1.1, a portion of the Purchase Price shall be paid by delivery to Sellers of 58,144.65 Units (as herein defined); plus (b) the Deposit (as herein defined) shall be paid to Seller by Escrow Agent; and (c) Buyer shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Units and the Deposit), to the Escrow Agent in immediately available wired funds for payment to Seller in accordance with the Settlement Statement. The cash portion of the Purchase

Price required to be disbursed as set forth on the Settlement Statement shall be paid to the Seller as directed by Seller to Escrow Agent at or before Closing.

SECTION 3.5 EARNEST MONEY DEPOSIT.

         Within two (2) Business Days after the Effective Date, Buyer shall deliver to the Escrow Agent, pursuant to the General Conditions of Escrow attached hereto as EXHIBIT B, the sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00) as earnest money, by wire transfer of immediately available funds. Said initial earnest money deposit plus any additions thereto and any interest accrued thereunder shall together constitute the "DEPOSIT". The Deposit shall be held by Escrow Agent and disbursed in accordance with EXHIBIT B and the terms and conditions of this Agreement. In the event the Buyer fails to deposit the earnest money within such two (2) Business Days and in accordance with this Section, this Agreement shall terminate and neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement except as follows: Buyer shall return to Seller: (i) all Due Diligence Documentation; and (ii) all information provided by Seller as part of the Exhibits and Schedules to this Agreement.

SECTION 3.6 ESCROW ACCOUNT.

         Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest-bearing money market account maintained at a federally insured bank. All interest earned on the Deposit shall be reported to the Internal Revenue Service as the income of Buyer. Escrow Agent shall deliver any interest earned on the Deposit to the Buyer or as directed by the Buyer, it being the intention of the Parties that in the event the Deposit becomes non-refundable; the interest on the Deposit shall belong to Buyer. The Buyer shall promptly execute such documents as the Escrow Agent may reasonably request to report properly such income. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Deposit shall be paid to Seller and credited against the Purchase Price. If the transaction is not so consummated, the Deposit shall be held and delivered by the Escrow Agent as hereinafter provided.

SECTION 3.7 ADDITIONAL INSTRUCTIONS.

         From time to time on and after the date hereof, Seller and Buyer shall deliver or cause to be delivered to Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith, or to assure itself that it is protected in acting hereunder.

SECTION 3.8 RIGHT TO TERMINATE AND DISPOSITION OF DEPOSIT.

         SECTION 3.8.1 TERMINATION BY BUYER. Pursuant to certain provisions of this Agreement, Buyer has the right to terminate this Agreement, in its sole and absolute discretion, including, but not limited to its right to terminate this Agreement in accordance with SECTION 4.11 at or prior to the end of the Inspection Period (as herein defined) for any or no reason. In the event Buyer elects to terminate this Agreement in accordance with any provision giving Buyer the right to terminate in its sole and absolute discretion, including but not limited to SECTION 4.11, Buyer shall send a termination notice to Seller and the Escrow Agent. Upon receipt of such termination notice sent in accordance with any provision which granted Buyer the right to terminate this Agreement: (a) this Agreement shall terminate; (b) the Escrow Agent shall immediately and without further action on the part of either party, return the Deposit to Buyer, including any interest earned thereon; (c) neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement except that the provisions of SECTION 3.9 shall apply.

         SECTION 3.8.2 OTHER TERMINATIONS. In the event of a termination of this Agreement by a Party (the "TERMINATING PARTY") pursuant to provisions of this Agreement that does not specifically provide that such termination is in such Party's sole and absolute discretion, but is based upon a failure of conditions hereunder, then such Terminating Party terminating this Agreement shall provide written notice of such termination to the Escrow Agent and the other Party. Such notice shall specify: (i) the section(s) of this Agreement pursuant to which such Party exercises a termination right; (ii) the reasons for such termination; and (iii) a demand for the Escrow Agent to deliver the Deposit to such Party. In the event the other Party (the "NON-TERMINATING PARTY") does not object within ten (10) days in writing by notice delivered to the Escrow Agent and Terminating Party to such termination and the delivery of the Deposit to the Terminating Party, the Escrow Agent shall deliver the Deposit promptly and without further delay to Terminating Party. In the event the Non-Terminating Party objects to the termination of the Agreement and delivery of the Deposit to the Terminating Party, then the Escrow Agent shall take no action until the expiration of twenty (20) days from the initial notice of the Terminating Party. In the event the Parties do not send joint instructions to the Escrow Agent with respect to the Deposit within twenty (20) days from the notice of the Terminating Party, the Escrow Agent shall interplead the Deposit into a court of competent jurisdiction in Harris County, Texas. All reasonable attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the Party which is not awarded the Deposit or if the Deposit is distributed in part to both Parties, then in inverse proportion of such distribution. In addition, the provisions of SECTION
3.9 shall apply.

SECTION 3.9 TERMINATION OF AGREEMENT.

         In the event this Agreement is terminated in accordance with the provisions hereof, other than a default by a Party hereunder, neither Seller nor Buyer shall have any further rights, obligations or liabilities to the other Party arising out of or resulting from this Agreement except as follows: (i) Buyer shall return to Seller all Due Diligence Documentation (as herein defined) and all of the Exhibits and Schedules to this Agreement, all as provided by Seller; (ii) Buyer shall remain responsible for any damage done by it or its Affiliates, agents, employees and representatives to the Parcel as a result of its inspections as set forth in ARTICLE 4; and (iii) each Party shall remain liable for any indemnities or other provisions of this Agreement that expressly survive such termination. In the event this Agreement is terminated in accordance with the provisions hereof as a result of a default by a Party hereunder, then the provisions of ARTICLE 13 shall apply and in addition: (i) Buyer shall return to Sellers all Due Diligence Documentation (as herein defined) and all of the Exhibits and Schedules to this Agreement, all as provided by Sellers; (ii) Buyer shall remain responsible for any damage done by it or its Affiliates, agents, employees and representatives to the Parcel as a result of its inspections as set forth in ARTICLE 4; and (iii) each Party shall remain liable for any indemnities or other provisions of this Agreement that expressly survive such termination.

                              ARTICLE 4 INSPECTION

SECTION 4.1 INSPECTION PERIOD.

         The Seller acknowledges and agrees that Buyer has not, prior to the date hereof, conducted any investigation or inspection of the Property and has relied upon preliminary information as to the financial, title and physical matters related to the Property. The Parties hereby agree that Buyer shall have the right to conduct a thorough and complete physical, operational, structural, financial and title inspection of the Property (the "DUE DILIGENCE REVIEW") and hereby establish the following inspection period (the "INSPECTION PERIOD") for the conduct of Buyer's Due Diligence Review. The Inspection Period shall begin on the Effective Date and shall end Thirty (30) days from the Effective Date, unless otherwise extended by written agreement of the Parties. The last day of the Inspection Period is referred to herein as the "INSPECTION TERMINATION DATE". Within five (5) days after the Effective Date, Sellers shall deliver to Buyer the information noted on EXHIBIT C as to be delivered after the Effective Date. In the event Sellers fail to deliver such information set forth on EXHIBIT C within such five (5) days, then the Inspection Period shall be extended without further amendment of this Agreement for each day that such material is not delivered. For purposes of this Agreement "DUE DILIGENCE DOCUMENTATION" shall mean the items set forth on EXHIBIT C.

SECTION 4.2 DUE DILIGENCE REVIEW

         During the Inspection Period, Buyer will, as it deems appropriate and at its expense: (i) acquire such Land Suitability Studies (as herein defined);
(ii) conduct physical inspections,
examinations and tests of the Property; (iii) examine the Books and Records (as herein defined) of the Seller applicable to the Property, including, but not limited to the Tenant Leases, depreciation schedules, tax returns, capital budgets and all other accounting, tax and operational information; (iv) review the current and future state of utilities and other services to the Property;
(v) review current governmental approvals, zoning requirements, codes and related matters; (vi) if required by Buyer, conduct an Audit of Seller's operation of the Property; and (vii) perform such other due diligence activities as reasonably determined by Buyer or as set forth in this Article. Seller acknowledges and agrees that it will use its good faith efforts, subject to the provisions of this Section to cooperate with Buyer, but at no cost to Seller, in its efforts to conduct a complete and thorough due diligence review of the Property. "LAND SUITABILITY STUDIES" shall mean: (i) an ALTA Survey certified to Buyer, Title Company and any lender, if applicable; (ii) zoning certification and proper use statement from the governing municipalities allowing for the operation of the Property; (iii) Phase I environmental study or additional environmental studies approved by Buyer and any lender; (iv) geotechnical report approved by Buyer and any lender; (v) site analysis consisting of, but not limited to, receipt of letters from the appropriate utility agencies stating that utility service is available to the Property; (vi) identification of all related impact fees or Assessments (as herein defined), (vii) impact studies;
(viii) MAI appraisal prepared by a firm acceptable to Buyer and any applicable lender with a fair market fee simple value equal to or in excess of the Purchase Price; (ix) engineering and soil condition studies; (x) pest control reports; and (xi) market rent and Tenant space need analysis approved by Buyer; (xii) UCC search reports, and such other information, reports, inspections and studies commissioned by Buyer for its approval of the purchase of the Property or required by any applicable lender. The parties acknowledge and agree that the Property shall be delivered at Closing without any material adverse change in the condition of the Property as set forth in the Land Suitability Studies as of the date of the Inspection Termination Date. Upon written request of Seller, Buyer will make copies of the Land Suitability Studies available to Seller, at no cost to Seller, without representation or warranty of any kind (other than any study prepared by HADC, an Affiliate of Buyer and any appraisal). This provision shall survive the Closing.

SECTION 4.3 INSPECTION RIGHTS AND OBLIGATIONS OF BUYER.

         From the date of this Agreement and until Closing or earlier termination of this Agreement, Seller hereby authorizes and approves Buyer and its authorized agents or representatives ("BUYER'S REPRESENTATIVEs") to enter onto the Property at reasonable times during normal business hours (or such other times as Seller may agree to in writing) to make physical inspections thereof and to conduct such other inspections, Tenant interviews and all tests, as Buyer deems appropriate in accordance with this Section. Buyer and Buyer's Representatives investigations and tests shall: (i) not unreasonably interfere with the operation and maintenance of the Property; (ii) not damage any part of the Property; (iii) not injure or otherwise cause bodily harm to Seller, their agents, contractors and employees or any Tenant, its agents, contractors and employees; (iv) not unreasonably interfere with any activities conducted on the Property by any Tenant. Buyer shall maintain general liability insurance covering any accident arising in connection with the presence of Buyer or Buyer's Representatives on the Property. Buyer shall not perform any physical or structural tests without the consent of Seller, which consent shall not be unreasonably withheld or delayed. Seller reserves the right for itself and its representatives to be present for any inspection or test. Buyer shall not permit any liens to attach to the Property by reason of the exercise of its rights hereunder. In the event any soil or other tests conducted by Buyer affect the surface of the Parcel, Buyer shall restore the surface of the Parcel to substantially the same condition in which the same was found before any tests were undertaken. Buyer agrees to indemnify and hold Seller harmless from and against any and all liens, claims, causes of action, damages and expenses (including reasonable attorneys' fees) asserted against or incurred by Seller arising out of any violation of the provisions of this Section. This SECTION 4.3 shall survive the Closing or any earlier termination of this Agreement.

SECTION 4.4 REVIEW OF BOOKS AND RECORDS.

         Seller shall, afford Buyer and Buyer's Representatives reasonable access to the officers, attorneys, accountants, or other authorized representatives of Seller during normal business hours and to all Books and Records related to the Property and the consummation of the transactions contemplated by this Agreement in order to afford Buyer such opportunity of inspection, review, examination, and investigation as Buyer shall reasonably desire to make of the affairs related to the Property. "BOOKS AND RECORDS" shall mean all books and records of the Seller including those related to the ownership, leasing or operation of the Property, including, but not limited to, all equipment manuals and specifications, leasing records, property tax bills and records, capital budgets, current and historical accounting records, inventory and depreciation schedules and correspondence relating to the Property. In lieu of original documents, Seller may provide true copies of any Books and Records.

         Buyer shall be permitted to make extracts from, and make copies of, such books, records or other documentation as may be reasonably necessary for each purpose. Seller acknowledges that Buyer, at its sole cost and expense, may be required to cause an audit (the "AUDIT") to be performed by Buyer's certified public accounting firm with respect to the Property or Seller's operation of the Property consistent with the SEC accounting, reporting and disclosure requirements. Seller shall provide Buyer's accountants access to the books and records to perform the required Audit and provide such reasonable representation letters or other matters as required for such Audit.

SECTION 4.5 TENANT INTERVIEWS.

         Seller acknowledges and agrees that Buyer, at any time prior to the Closing, has the right to interview all the current Tenants under the Tenant Leases.

SECTION 4.6 AUTHORIZATION FOR INQUIRIES.

         Seller authorizes Buyer to make all inquiries of: (a) all appropriate Governmental Authorities; and (b) appropriate providers of utility and other services with respect to the Property, as Buyer, in its good faith, using reasonable judgment, deems necessary to confirm: (i) the compliance of the Property with all Legal Requirements applicable to the Property; (ii) to satisfy itself as to the compliance of the Property with the requirements of such Governmental Authorities for the ownership and operation of the Property; (iii) to confirm the present and future availability of all utility services reasonably required by Buyer for the ownership and operation of the Property; and (iv) to confirm compliance of the Property with all requirements, rules and regulations of such utility providers to the Property, provided that if Buyer identifies any concerns with regard to the Property relating to or in connection with any Governmental Authorities, it shall promptly consult with Seller prior to inquiry, further inquiry or submittals to any Governmental Authorities.

SECTION 4.7 REPAIRS AND REPLACEMENTS.

         On or prior to the Inspection Termination Date, Buyer shall identify to Seller all repair and replacement items representing deferred maintenance or repairs and replacements required during the first twenty-four (24) months following the Closing in an amount as mutually agreed to by Buyer and Seller on or prior to the Inspection Termination Date (or during such additional period for agreement as may be mutually agreed upon by Seller and Buyer on or prior to the Inspection Termination Date). This Section does not impose any duty on Seller to agree to any adjustment or credit to the Purchase Price for such repair or replacement costs nor is it the intent of the parties for this Section to have any application to day-to-day maintenance of the Property. In the event Buyer and Seller agree to any adjustments for repairs or replacements as set forth in this Section, then such amounts shall be escrowed from the Purchase Price for the benefit of Buyer.

SECTION 4.8 NET OPERATING INCOME ADJUSTMENT.

         The parties acknowledge and agree that the Purchase Price is based upon the Seller's belief that the Property produces net operating income ("NOI") in an amount acceptable to Buyer to support the Purchase Price. The parties also acknowledge and agree that the Buyer has not had an opportunity to audit or confirm the foregoing belief of Seller as to the NOI. During the Inspection Period (as herein defined), in the event Buyer does not agree with Seller's calculation of the NOI, Buyer will advise Seller in writing prior to the expiration of the Inspection Period of its determination of NOI and its adjustment to the Purchase Price based upon such determination. On or prior to the Inspection Termination Date (or during such additional period for agreement as may be mutually agreed in writing by Seller and Buyer on or prior to the Inspection Termination Date), the parties shall attempt to resolve to any differences in the parties' respective calculations of NOI and an agreed upon Purchase Price adjustment. This Section does not impose any duty on Seller to agree to any adjustment or credit to the Purchase Price for any adjustment to the NOI.

SECTION 4.9 ADDITIONAL LEASES.

         Notwithstanding the foregoing provisions of this Agreement, the Seller acknowledges and agrees that the Purchase Price is based on the execution and delivery of the Additional Leases as defined in SCHEDULE 23. In the event that the Additional Leases are not executed prior to the Closing, the Purchase Price shall be adjusted in accordance with SCHEDULE 23. Upon execution of Additional Leases in accordance with SCHEDULE 23, the Purchase Price reduction, if any, at Closing shall be paid by Buyer in accordance with SCHEDULE 23. This provision and the terms and conditions of Schedule 23 shall survive the Closing.

SECTION 4.10 DEVELOPMENT PARCEL.

         The Parties acknowledge and agree that Seller and its Affiliates have identified approximately one (1) acre of the Property (the "DEVELOPMENT PARCEL") for the future development of a medical office building with included parking garage. The Parties acknowledge and agree that Buyer, subsequent to Closing, will have a vested interest in (i) the type of development on the Development Parcel, (ii) the impact of such development during the construction period on the Property and its parking needs, (iii) the rights of the Buyer and tenants, invitees and guests to use the contemplated parking garage, and (iv) the purchase of any rights of Seller or its Affiliates in the Development Parcel. The Parties agree to negotiate in good faith prior to the Inspection Termination Date a ground lease of the Development Parcel (the "Ground Lease") from Buyer to Seller or its Affiliates, which Ground Lease shall (a) be for a term of Fifty Years (50) years with two (2) ten (10) year extensions, (b) the rent during the initial term shall be One Thousand Dollars ($1,000) per year and during the first extension period shall begin at $40,000 with 2% annual escalators through the first and second extension periods, (c) include a Buyer's right of first refusal to purchase the constructed improvements, (d) such other reasonable terms and conditions governing the respective rights and duties of the parties during construction as the parties shall mutually agree; and (e) such post-construction easement and parking rights as mutually agreed upon.

SECTION 4.11 INSPECTION TERMINATION DATE.

         Buyer shall have the absolute right, in its sole discretion, for any reason or no reason, to terminate this Agreement by giving written notice (the "TERMINATION NOTICE") to Escrow Agent and Seller, at the address set forth in
SECTION 14.2 hereof on or before 5:00 p.m. (Indianapolis Time) on the Inspection Termination Date, whereupon this Agreement shall terminate and the parties shall have no further obligations to or recourse against each other except as set forth in SECTION 3.9 and the provisions of SECTION 3.8.1 shall apply. Buyer's right, as set forth in this Section to terminate the Agreement shall not be exercisable after the expiration of the Inspection Termination Date. If Buyer does not elect to terminate this Agreement in accordance with the preceding sentence, then the Deposit shall be deemed non-refundable to Buyer unless the Agreement is terminated in accordance with any of the matters set forth in
SECTION 3.8 requiring the Escrow Agent to return the Deposit (and any interest thereon) to Buyer.

                            ARTICLE 5 TITLE MATTERS

SECTION 5.1 TITLE COMMITMENT.

         Buyer promptly shall apply for a Title Commitment from Lawyer's Title Company (the "TITLE COMPANY" and "ESCROW AGENT") through its national office or such agents selected by Buyer. Title Commitment shall mean, with respect to the Parcel, a current commitment issued by the Title Company to Buyer pursuant to which the Title Company shall commit to issue the Title Policy to Buyer in accordance with the provisions of this Agreement, including such Endorsements as may be reasonably requested by Buyer and subject only to the Permitted Exceptions. Buyer may obtain any extended coverage, endorsements, modifications or amendments (collectively, the "ENDORSEMENTS") to the Title Policy at Buyer's expense. Title Policy shall mean a Texas Form T-1 (as promulgated by the Texas Land Title Association) Owner's Policy of Title Insurance for the Parcel issued by the Title Company, with a liability amount equal to the aggregate Purchase Price, dated as of the Closing Date, insuring Buyer's title to the Parcel to be good and marketable fee simple title, in accordance with the Title Commitment, subject only to the Permitted Exceptions. Buyer shall also have the right to order a Lender's Title Policy, at Buyer's expense, by simultaneous issue.

SECTION 5.2 TITLE OBJECTIONS.

         On or prior to the Inspection Termination Date (the "TITLE OBJECTION DATE"), Buyer or Buyer's attorneys shall deliver to Seller and Seller's attorneys, written notice of Buyer's objections to any Survey and title matters (the "TITLE OBJECTIONS"), and to any liens, encumbrances or other title exceptions (including, but not limited to requirements of the Title Company as to actions required to be performed by the Seller for the issuance of Buyer's Title Policy) revealed by the Title Commitment or Survey which do not constitute Permitted Exceptions and copies of the Title Commitment or Survey showing such Objections. If Buyer or Buyer's attorneys do not deliver any such objection notice on or prior to the Title Objection Date (except for those matters to which no objections are necessary), Buyer shall be deemed to have waived its right to object to any liens, encumbrances or other title exceptions appearing on the Title Commitment or Survey (and the same shall not constitute Title Objections and shall be deemed Permitted Exceptions). The following matters shall not be Permitted Exceptions and shall be removed by Seller without the requirement that Buyer provide written objection to such matters: (i) all mortgages affecting the Property; and (ii) all mechanics liens and all judgment liens affecting the Property (collectively "MONETARY OBLIGATIONS").

SECTION 5.3 SELLER'S RIGHT TO CURE TITLE OBJECTIONS.

         Within five (5) Business Days of Buyer's notice of Title Objections as set forth in SECTION 5.2, Seller shall notify Buyer in writing of Seller's agreement to cure, at Seller's sole expense, such Title Objections or Seller's election, in its sole and absolute discretion to elect not to cure such Title Objections ("SELLER'S RESPONSE NOTICE"). In the event Seller does not notify Buyer as aforesaid then such failure to notify Buyer shall be deemed a refusal by Seller to cure such title objections. Within three (3) Business Days following receipt of Seller's Response Notice or upon expiration of eight (8) days from the date of Buyer's Notice if no response is received from Sellers, Buyer, in its sole and absolute discretion, may elect to either terminate this Agreement whereupon this Agreement shall terminate and the parties shall have no further obligations to or recourse against each other except as set forth in
SECTION 3.9 and the provisions of SECTION 3.8.1 and SECTION 3.8.2 shall apply, or proceed to Closing and accept title to Property subject to the Title Objections, without any abatement of the Purchase Price, or any liability or obligation on the part of Seller by reason of such Title Objections. In the event Buyer fails to notify Seller of its election to terminate this Agreement within eight (8) Business Days following receipt of Seller's Response Notice, then Buyer shall be deemed to have waived such Title Objections.

SECTION 5.4 ADDITIONAL TITLE OBJECTIONS.

         Notwithstanding the Title Objection Date, Buyer shall have the right to object, by delivery of written notice to Seller and Seller's attorneys, at any time prior to Closing, to any item (including any items arising from the Survey, the Title Commitment or any other recorded document intended to become of record) that becomes of record or that is added as an exception to the Title Commitment after the initial date of the Title Commitment or added to the Survey after the initial date of the Survey and which would not otherwise be a Permitted Exception other than those arising by virtue of Buyer's acts. Within five (5) Business Days of Buyer's notice of Title Objections as governed by this Section, Seller shall notify Buyer in writing of Seller's agreement to cure, at Seller's sole expense, such Title Objections or Seller's election, in its sole and absolute discretion to elect not to cure such Title Objections ("SELLER'S ADDITIONAL RESPONSE NOTICE"). In the event Seller does not notify Buyer as aforesaid then such failure to notify Buyer shall be deemed a refusal by Seller to cure such title objections. Within three (3) Business Days following receipt of Seller's Additional Response Notice or upon expiration of eight (8) days from the date of Buyer's Notice if no response is received from Sellers, Buyer, in its sole and absolute discretion, may elect to either terminate this Agreement whereupon this Agreement shall terminate and the parties shall have no further obligations to or recourse against each other except as set forth in SECTION 3.9 and the provisions of SECTION 3.8.1 and SECTION 3.8.2 shall apply, or proceed to Closing and accept title to Property subject to the Title Objections, without any abatement of the Purchase Price, or any liability or obligation on the part of Seller by reason of such Title Objections. In the event Buyer's notice under this Section is delivered within ten (10) days of Closing, then the scheduled Closing Date shall be extended without further action by either party for a period of ten (10) Business Days.

SECTION 5.5 NO OBLIGATION TO CURE.

         Except as specifically set forth in this ARTICLE 5, in no event shall Seller be required to bring any action or institute any proceeding, or otherwise to incur any costs or expenses in order to attempt to eliminate any Title Objections. Notwithstanding the foregoing, Seller shall be obligated to remove all Monetary Objections at or prior to Closing, and may use the proceeds of the Purchase Price at Closing for such purpose.

                          ARTICLE 6 CLOSING CONDITIONS

SECTION 6.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO CLOSE.

         The obligations of Buyer to purchase the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the conditions precedent set forth in this Article (provided that Buyer, at its election, upon written notice delivered to Seller, at or prior to the Closing, may waive all or any of such conditions) as follows:

         SECTION 6.1.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller set forth in this Agreement and in any Schedules, Exhibits or certificates delivered pursuant hereto shall be true and correct, in all material respects, as of the Closing.

         SECTION 6.1.2 STATUS OF SELLER. The Seller shall not be in receivership or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed or had filed against it either a petition in voluntary bankruptcy or a petition seeking reorganization under the federal bankruptcy law or any other similar law or statute of the United States or any state, which remains outstanding as of the Closing Date.

         SECTION 6.1.3 COMPLIANCE WITH AGREEMENTS. Seller shall have performed and complied in all material respects with all of the covenants, agreements and conditions with respect to this Agreement and the Property to be performed and complied with by Seller prior to or at the Closing Date, including, but not limited to curing any Title Objections which Seller agrees to cure in accordance with this Agreement.

         SECTION 6.1.4 MATERIAL CHANGES. No Material change shall have occurred with respect to the condition, financial, physical or otherwise, of the Property, Seller, the Tenants or the Land Suitability Studies. There shall have been no Material damage to the Property which shall interfere with the continued operation of the Property (other than damage, if any, caused by Buyer or Buyer's Representatives) nor shall any condemnation or eminent domain proceedings be pending with respect thereto. "MATERIAL" shall mean a condition, noncompliance, defect or other fact which would: (a) cost, in the aggregate in excess of Fifty Thousand Dollars ($50,000.00), and, with respect to any single defect or fact, would cost in excess of Thirty Thousand Dollars ($30,000.00), to correct, cure, repair or otherwise bring such condition into compliance; (b) results in a loss to Buyer or a reduction in the value of the Parcel, in the aggregate, in excess of Fifty Thousand Dollars ($50,000.00), and, with respect to any single defect or fact, in excess of Thirty Thousand Dollars ($30,000.00); or (c) prevents the uninterrupted use of the Parcel for Buyer's use of the Parcel consistent with the current use of the Parcel as an integrated medical plaza.

         SECTION 6.1.5 TITLE POLICY. The Title Company is ready, willing, and able to issue to Buyer the Title Policy and any lender's title policy, subject only to the Permitted Exceptions, in the amount of the Purchase Price with any additional endorsements reasonably required by Buyer and as required pursuant to the terms and conditions of this Agreement.

         SECTION 6.1.6 RIGHTS OF FIRST REFUSAL OR RIGHT OF FIRST OFFER. Except as set forth on SCHEDULE 1, the Property at Closing, shall not be subject to any right of first refusal, right of first offer, option to purchase, seller retained liens or any similar obligation restricting Buyer's ownership, operation or right to acquire, good, marketable, indefeasible fee simple title to the Property, except for the Permitted Exceptions. All rights of first refusal and/or first offer, as set forth on SCHEDULE 1 (or otherwise) held by Tenants or any other party with respect to the Property shall have been waived in accordance with such rights or such rights have expired with respect to this transaction.

         SECTION 6.1.7 CONVEYANCE OF PROPERTY. The special warranty deed, substantially in the form attached hereto as EXHIBIT D, to the Parcel (the "DEED") and Transfer Documents for the Property shall be sufficient in form and substance as required by the Title Company to issue the Title Policy in accordance with the Title Commitment and to transfer, assign and convey to Buyer good, marketable, indefeasible and unencumbered fee simple to the Parcel and all of Seller's ownership interest in and to the Property, subject only to the Permitted Exceptions. The Deed to the Parcel and Transfer Documents shall be duly executed (and where required by law, witnessed by the appropriate number of witnesses) and acknowledged and delivered to Buyer in recordable form. The Seller will execute or obtain and deliver to Buyer, on the Closing Date on demand, all proper Transfer Documents for the conveyance of such title. "TRANSFER DOCUMENTS" shall mean the title documents required under Texas law to transfer and vest in Buyer good, indefeasible and marketable fee simple title to the Parcel, and good, indefeasible and marketable title to the Property whether by Deed or Bill of Sale and to cause the Title Company to issue the Title Policy, subject only to Permitted Exceptions. The Deed to the Parcel and such other conveyance documents shall include (or be provided by separate affidavit, if requested by either Party) the appropriate state and/or county real estate transfer tax declaration, certificate of real estate value or other affidavit required to be completed under the Legal Requirements. In addition, the conveyance to Buyer of the Property shall include all right, title and interest of the Seller in and to any Appurtenances if applicable. The Transfer Documents shall be reasonably acceptable to Buyer's Counsel and the Title Company.

         SECTION 6.1.8 TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS. Except as set forth herein, all Tenant Inducement Costs and Leasing Commissions payable with respect to any Tenant Lease existing or pending (including any commissions due on renewal of such Tenant Leases) as of the date of Closing shall be paid by Seller at or prior to Closing. For purposes hereof, "TENANT INDUCEMENT COSTS" shall mean any payments required under a lease to be paid by the landlord thereunder (including the cost of work to be performed by or on behalf of the landlord) to or for the benefit of the Tenant thereunder, which is in the nature of a Tenant inducement or concession, including, without limitation, rent concessions, Tenant improvement costs, and other work allowances, lease buyout costs, legal fees and other expenses and moving allowances. The term "LEASING COMMISSIONS" shall mean any leasing commission payable to any third party broker, including, but not limited to Seller and its Affiliates (including Medistar) in connection with a lease for the initial term or any renewal, or extension period and/or expansion option.

         SECTION 6.1.9 PROPERTY MANAGEMENT AND SIMILAR AGREEMENTS. Seller shall terminate and pay in full any property management agreements, onsite maintenance agreements or leasing commission agreements or any similar agreement requiring an owner of the Property to pay any fees for property management, on site maintenance, leasing commission or other form of compensation to any party as a result of its ownership of the Property, a lease or other occupancy agreement or to compensate such third party for the management, maintenance, cleaning, leasing or similar services to the Property on behalf of the owner of the Property.

         SECTION 6.1.10 TENANT LEASES. All Tenant Leases shall remain in full force and effect as set forth on SCHEDULE 6. All rents due and payable under the Tenant Leases shall be current as of the Closing, unless otherwise approved in writing by Buyer.

         SECTION 6.1.11 PAYMENT OF INDEBTEDNESS. The Seller shall pay, at or before Closing, all existing indebtedness, including any monetary obligations and other encumbrances on the Property as required under ARTICLE 5, and all costs related thereto and all recording costs to record appropriate releases of any liens or encumbrances on the Property.

         SECTION 6.1.12 PROPERTY COMPLIANCE WITH GOVERNMENTAL AUTHORITIES. The Property shall be conveyed to Buyer free of all material violations of the Legal Requirements. The zoning ordinance, general plan and all other land use regulations of the cognizant municipal jurisdiction and all private covenants, conditions and restrictions, if any, affecting the Property shall permit the transfer and use of the Property as an integrated medical plaza and the Property's existing uses, as a matter of right, for an unlimited time period, and specifically not merely as a legal non-conforming use or any other status which would by its terms or by operation of law limit the duration of such use or the right to rebuild and resume use of the Property as an integrated medical plaza and the Property's existing uses in the event of damage, destruction or cessation of use of the Property for any reason.

         SECTION 6.1.13 HAZARDOUS MATERIALS. The Property shall be conveyed free of asbestos, mold and other Hazardous Materials except such Hazardous Materials as are normally present in facilities of the type presently operated in the Property provided such Hazardous Materials are being handled, stored, treated and disposed of in accordance with all Environmental Laws. There shall not have been any release of any Hazardous Materials on or from the Property, except in accordance with all Environmental Laws or as approved by Buyer.

         SECTION 6.1.14 PAYMENT OF BROKERAGE FEES. At Closing, Seller shall pay all real estate commissions or broker fees resulting from the sale of the Property and for which Seller is responsible pursuant to SECTION 14.3.

         SECTION 6.1.15 ADVISORY FEES. Sellers shall pay all fees or other compensation due William Harlan, John McRoberts and their Affiliates with respect to this transaction.

         SECTION 6.1.16 DELIVERY OF CLOSING DOCUMENTS. Buyer shall have received all of the deliverables to be delivered to Buyer at Closing as set forth in
SECTION 7.3 and SECTION 7.5 in form and substance reasonably acceptable to Buyer and Buyer's counsel.

         SECTION 6.1.17 FIRPTA COMPLIANCE. Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Internal Revenue Code of 1986 (as amended), as the same may be amended from time to time, or any successor or similar law. Seller acknowledges that Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Income Tax Regulations. On the Closing Date, Seller shall deliver to Buyer a certification as to Seller's non-foreign status in the form attached hereto as EXHIBIT F and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

         SECTION 6.1.18 THIRD PARTY APPROVALS. All necessary approvals and consents of third parties to the validity, enforceability and effectiveness of the transactions contemplated hereby or required for Seller for the conveyance of the Property by Seller in accordance with the Title Policy, the Deed and the Transfer Documents as reasonably required by Buyer have been obtained.

         SECTION 6.1.19 CORPORATE PROCEEDINGS. All corporate and other proceedings of Seller in connection with the transaction contemplated herein and all documents and certificates incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer's Counsel. Buyer shall have received such other documents and certificates incident to the transaction, as Buyer or Buyer's Counsel shall reasonably request.

         SECTION 6.1.20 SCHEDULES AND EXHIBITS. All Schedules and Exhibits provided by Seller pursuant to this Agreement shall be reasonably acceptable and approved by Buyer.

         SECTION 6.1.21 PURCHASE OF TRIUMPH CLEAR LAKE LTACH AND PECAN VALLEY IMP. At or prior to the Closing hereunder, Buyer shall have purchased from Seller two properties known as Triumph Clear Lake LTACH and Pecan Valley IMP, respectively, in accordance with respective purchase agreements with respect to such properties dated as of the date hereof (the "RELATED CONTRACTS").

SECTION 6.2 FAILURE OF BUYER'S CONDITIONS PRECEDENT.

         Buyer shall not be obligated to purchase the Property or close the transactions contemplated hereunder until the conditions precedent ("BUYER'S CONDITIONS PRECEDENT") set forth in SECTION 6.1 are completely satisfied. In the event that one or more Buyer's Conditions Precedent are not completely satisfied prior to or as of the Closing, Buyer shall provide written notice to Seller and the Title Company of the unsatisfied Buyer's Conditions Precedent. In such event, Buyer may elect to: (a) extend the Closing Date for any period of time up to fifteen (15) days in order to satisfy any of the conditions set forth in
SECTION 6.1; or (b) terminate this Agreement, the Deposit shall be returned to Buyer and the provisions of SECTION 3.9 shall apply; or, (c) waive those Buyer's Conditions Precedent not satisfied and proceed to Closing and if Buyer makes such election, Seller shall be released of all liability in connection with those matters waived by Buyer. In the event that the failure of Buyer's Conditions Precedent is a default under this Agreement as set forth in SECTION 13.1, the provisions of SECTION 13.2 shall apply. An extension under this Section shall extend the closings under the Related Contracts and an extension under either of the Related Contacts shall extend the Closing hereunder.

SECTION 6.3 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

         The obligations of Seller to sell the Property and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the conditions precedent set forth in this Article (provided that Seller, at its election, upon written notice delivered to Buyer at or prior to the Closing, may waive all or any of such conditions) as follows:

         SECTION 6.3.1 PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall pay Seller the Purchase Price in accordance with SECTION 3.4.

         SECTION 6.3.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Buyer set forth in ARTICLE 11 and in any Schedules, Exhibits or certificates delivered pursuant hereto shall be true and correct, in all material respects, as of the Effective Date and as of the Closing.

         SECTION 6.3.3 COMPLIANCE WITH AGREEMENTS. Buyer shall have performed and complied with all of the covenants, agreements and conditions to be performed and complied with by Buyer prior to or at the Closing.

         SECTION 6.3.4 STATUS OF BUYER. Buyer shall not be in receivership or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed or had filed against it either a petition in voluntary bankruptcy or a petition seeking reorganization under the federal bankruptcy law or any other similar law or statute of the United States or any state, which remains outstanding as of the Closing Date.

         SECTION 6.3.5 DELIVERY OF CLOSING DOCUMENTS. Seller shall have received all of the deliverables to be delivered to Seller at Closing as set forth in
SECTION 7.4 and SECTION 7.5 in form and substance reasonably acceptable to Seller and Seller's counsel.

         SECTION 6.3.6 SCHEDULES AND EXHIBITS. All Schedules and Exhibits provided by Buyer pursuant to this Agreement shall be reasonably acceptable and approved by Seller.

         SECTION 6.3.7 CORPORATE PROCEEDINGS. Seller shall have received such other documents and certificates incidental to the transaction, as Seller or Seller's counsel shall reasonably request with respect to Buyer's authorization to consummate the transactions contemplated herein.

         SECTION 6.3.8 PURCHASE OF TRIUMPH CLEAR LAKE LTACH AND PECAN VALLEY IMP. At or prior to the Closing hereunder, Buyer shall have purchased from Seller two properties known as Triumph Clear Lake LTACH and Pecan Valley IMP, respectively, in accordance with respective purchase agreements with respect to such properties dated as of the date hereof (the "RELATED CONTRACTS").

SECTION 6.4 FAILURE OF SELLER'S CONDITIONS PRECEDENT.

         Seller shall not be obligated to sell the Property or close the transactions contemplated hereunder until the conditions precedent ("SELLER'S CONDITIONS PRECEDENT") set forth in SECTION 6.3 are completely satisfied. In the event that one or more Seller's Conditions Precedent are not completely satisfied prior to or as of the Closing, Seller shall provide written notice to Buyer and the Title Company of the unsatisfied Seller's Conditions Precedent. In such event, Seller may elect to: (a) extend the Closing Date for any period of time up to ten (10) days in order to satisfy any of the conditions set forth in
SECTION 6.3; or (b) terminate this Agreement and the provisions of SECTION 3.8.2 shall apply; or, (c) proceed to Closing and if Seller makes such election, Buyer shall be released of all liability in connection with those matters waived by Seller. In the event that the failure of Seller's Conditions Precedent is a default under this Agreement as set forth in SECTION 13.3, the provisions of
SECTION 13.4 shall apply. An extension under this Section shall extend the closings under the Related Contracts and an extension under either of the Related Contacts shall extend the Closing hereunder.

                          ARTICLE 7 CLOSING PROVISIONS

SECTION 7.1 CLOSING.

         Subject to satisfaction of Buyer's and Seller's Conditions Precedent, respectively, it is the intent of the Parties to close the transactions contemplated hereby as soon as practicable but not later than ten (10) days subsequent to the expiration of the Inspection Period. Notwithstanding the foregoing, either party may elect to extend the Closing Date for any period of time up to fifteen (15) days in order to satisfy any of the conditions set forth in ARTICLE 6. In the event that Closing has not occurred within fifty-five (55) days from the date of the execution of the Agreement and a party is not in default hereunder, such party shall have the right, upon written notice to the other party, to terminate this Agreement and the Deposit shall be returned to Buyer and the provisions of SECTION 3.9 shall apply. The Closing shall occur at the offices of Title Company or at such other place as agreed upon by the parties. The parties shall not be obligated to attend Closing and may submit the documents required of it by mail, Federal Express, or other delivery service.

SECTION 7.2 CLOSING COSTS.

         Buyer shall pay the costs of recording the Deed. Seller shall pay all documentary fees, the costs of recording all other Transfer Documents and all transfer costs, including transfer taxes. The Parties shall divide escrow fees and charges equally. All costs (including recording costs) with respect to the payment and removal of any Monetary Obligations or other encumbrances that Seller is required to remove as expressly provided herein, shall be paid by Seller. The Parties shall divide the cost of the Owner's Title Policy equally. Buyer shall pay the cost of a Lender's policy and any endorsements to the Title Policy requested by Buyer.

SECTION 7.3 SELLER'S DOCUMENTS AND DELIVERIES:

         On the Closing Date, if not previously delivered to Buyer, Seller shall deliver or cause to be duly executed and delivered to Buyer and/or the Title Company (as applicable) the following:

         SECTION 7.3.1 DEED TO THE PARCEL. The Deed, duly executed, acknowledged, and delivered by Seller, conveying fee simple title to the Parcel to Buyer free of all liens, claims, and encumbrances, except for the Permitted Exceptions. The Deed shall conform to the property description as set forth in the Title Commitment.

         SECTION 7.3.2 BILL OF SALE. A Bill of Sale, in the form attached hereto as EXHIBIT E, duly executed and delivered by Seller, conveying all of Seller's right, title and interest in and to the Personal Property owned by Seller and used in connection with the Parcel.

         SECTION 7.3.3 CERTIFICATE OF NON-FOREIGN STATUS. The Certificate of Non-Foreign Status substantially in the form attached hereto as EXHIBIT F, addressed to Buyer duly executed, acknowledged, and delivered by Seller.

         SECTION 7.3.4 SELLER'S CLOSING CERTIFICATE. The Seller's Closing Certificate, substantially in the form of EXHIBIT G, wherein Seller shall certify that the representations and warranties of Seller in this Agreement are true and correct as of the Closing Date duly executed, acknowledged, and delivered by Seller.

         SECTION 7.3.5 OWNER'S AFFIDAVIT. An affidavit and indemnity agreement (in form and substance acceptable to Buyer and the Title Company) executed by Seller as of the Closing Date, stating: (i) there are no unpaid debts for any work that has been done or materials furnished to the Property prior to and as of Closing; and, (ii) Seller shall indemnify and hold Buyer harmless from and against all claims, liabilities, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising out of, in connection with, or resulting from such work done on the Property or materials furnished to the Seller. Such affidavits and indemnity agreements shall be in form and substance required by the Title Company to remove from the Title Policy all exceptions for mechanics, materialmen's, or similar liens.

         SECTION 7.3.6 TENANT SECURITY DEPOSITS. At the Closing, Seller shall transfer or cause to be transferred to Buyer the Security Deposits in accordance with SECTION 8.1.9.

         SECTION 7.3.7 TENANT ESTOPPELS. On or prior to the Closing, Seller shall deliver to Buyer estoppel certificates (with such non-material modifications as any Tenant shall make thereto) (i) in the form attached hereto as EXHIBIT H or (ii) in such form as prescribed in such Tenant's lease (each a "TENANT ESTOPPEL" and collectively the "TENANT ESTOPPELS") from Tenants representing eighty-five percent (85%) of the leased rentable square footage of the Property and estoppel certificates from the Seller in form reasonably acceptable to Buyer for any remaining leased space. Buyer reserves the right to object to any material matters set forth in such estoppel certificates, which are inconsistent with the representations and warranties, provided by Seller in this Agreement, the Exhibits, or Schedules hereto.

         SECTION 7.3.8 TENANT SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENTS. On or prior to the Closing, if required by Buyer's lender, Seller shall deliver to Buyer a subordination, non-disturbance and attornment agreement in such form attached hereto as EXHIBIT I or as reasonably prescribed by the lender (each a "TENANT SNDA" and collectively the "TENANT SNDAS") from each Tenant.

         SECTION 7.3.9 WAIVER OF RIGHTS OF FIRST REFUSAL AND/OR FIRST OFFER. Evidence satisfactory to Buyer that the all rights of first refusal and/or first offer, as set forth on SCHEDULE 1 (or otherwise) held by Tenants or any other party with respect to the Property have been waived in accordance with such rights or that such rights have expired with respect to this transaction.

         SECTION 7.3.10 TENANT LEASES, WARRANTIES AND BUSINESS CONTRACTS. Originals or, if unavailable, certified copies, of the Tenant Leases, Warranties and Business Contracts.

         SECTION 7.3.11 POSSESSION. Possession of the Property free and clear of any rights of use or occupancy, except the Permitted Exceptions, the Tenant Leases including delivery of keys, combinations, codes, and security information to all locks and security systems on the Property in Seller's possession.

         SECTION 7.3.12 BOOKS AND RECORDS AND INTANGIBLE PROPERTY. Originals or, if unavailable, copies, of the Books and Records related to the Property and the Intangible Property.

         SECTION 7.3.13 TRANSFER AND AUTHORIZATION DOCUMENTS. Any transfer declarations or disclosure documents, duly executed by the appropriate Persons, required by any state, county or municipal agency in connection with the recordation of the Transfer Documents or any other instruments or documents contemplated herein.

         SECTION 7.3.14 EVIDENCE OF PAYMENT OF INDEBTEDNESS. Delivery of all appropriate releases, payoff letters, or other appropriate evidence of payment of liens, claims, and encumbrances on the Property including, but not limited to the Monetary Obligations, including, but not limited to the payment in full of all indebtedness encumbering the Property owed to iStar Financial, Inc. and its affiliates.

         SECTION 7.3.15 DIRECTION TO ESCROW AGENT. Letter of direction to Escrow Agent directing Escrow Agent to deliver Seller's Transfer Documents to Buyer upon payment of the Purchase Price and satisfaction of all other conditions to Seller's obligations in accordance with this Agreement.

         SECTION 7.3.16 TERMINATION OF AGREEMENTS. Except for such agreements consented to by Buyer and assumed by Buyer in writing, receipt by Buyer of evidence reasonably satisfactory to Buyer that all agreements as set forth on
SCHEDULE 9 have been terminated in accordance with this Agreement and are of no further force or effect.

         SECTION 7.3.17 OTHER DOCUMENTS. All other documents, exhibits, reasonably required by this Agreement to be delivered by Seller to Buyer including such instruments or documents as are reasonably required by Buyer, the Buyer's lender or the Title Company (including, without limitation, certificates of good standing, corporate resolutions and certificates of incumbency) to evidence the authority of Seller and of the Persons executing the various documents on behalf of Seller, to enter into this Agreement and to consummate the transactions contemplated herein.

SECTION 7.4 BUYER'S DOCUMENTS AND DELIVERIES.

         On the Closing Date, if not previously delivered to Seller, Buyer shall deliver or cause to be delivered to Seller and/or the Title Company (as applicable) the following:

         SECTION 7.4.1 DELIVERY OF UNITS. Subject to the provisions of SECTION 7.4.1.1, 58,144.65 Units. For purposes of this Agreement, the parties acknowledge and agree that each Unit shall be valued at Closing at Fifteen Dollars ($15.00) (the "UNIT PRICE"). The total number of Units multiplied by the Unit Price is referred to herein as the "UNITS VALUE". The delivery of the Units shall be conditioned upon the execution and delivery by Sellers of the Investor Representation Documents and related documents attached hereto as EXHIBIT P.

                  SECTION 7.4.1.1 SUBSTITUTION OF CASH FOR UNITS. The Units at the Unit Price represents Eight Hundred Seventy Two Thousand One Hundred Seventy Dollars ($872,170) (the "UNITS VALUE"). In the event that the five-day average closing price of Windrose Medical Properties Trust on the date immediately preceding the Closing is less than $12.00 per share, then Units shall not be delivered as part of the Purchase Price and the Purchase Price shall be paid by the delivery by Buyer to Seller at Closing of: (a) Buyer's Promissory Note in usual and customary form for the Units Value payable in thirty (30) days from the Closing, without interest for such thirty (30) days; (b) the Deposit; and
(c) the balance of the Purchase Price in cash.

         SECTION 7.4.2 DELIVERY OF BALANCE OF PURCHASE PRICE. Immediately available wired funds payable in accordance with Escrow Agent's wire instructions representing the Purchase Price less the Deposit and the aggregate Units Value in accordance with the Settlement Statement and adjusted for the prorations and adjustments provided for in this Agreement.

         SECTION 7.4.3 DIRECTION TO ESCROW AGENT. Letter of Direction from Buyer directing Escrow Agent to pay the Purchase Price and all other amounts due at Closing and Buyer's documents to Seller or such other persons as Seller shall designate.

         SECTION 7.4.4 BUYER'S CLOSING CERTIFICATE. The Buyer's Closing Certificate, substantially in the form of EXHIBIT J, wherein Buyer shall certify that the representations and warranties of Buyer in this Agreement are true and correct as of the Closing Date duly executed, acknowledged, and delivered by Buyer.

         SECTION 7.4.5 OTHER DOCUMENTS. All other documents or exhibits reasonably required by this Agreement to be delivered by Buyer to Seller including such instruments or documents as are reasonably required by Seller or the Title Company (including, without limitation, certificates of good standing, corporate resolutions and certificates of incumbency) to evidence the authority of Buyer and of the Persons executing the various documents on behalf of Seller, to enter into this Agreement and to consummate the transactions contemplated herein.

SECTION 7.5 JOINTLY EXECUTED DOCUMENTS.

         Seller and Buyer shall, on the Closing Date, each execute, acknowledge (as appropriate), and exchange the following documents:

         SECTION 7.5.1 ASSIGNMENT OF LEASES. An assignment of Seller's right, title and interest to the Tenant Leases (the "LEASE ASSIGNMENT"). The Lease Assignment shall be substantially in the form of EXHIBIT K.

         SECTION 7.5.2 ASSIGNMENT OF BUSINESS CONTRACTS. An assignment and assumption of Seller's right, title and interest to the Business Contracts (the "ASSIGNMENT OF BUSINESS CONTRACTS") arising from and after the Closing. The Assignment of Business Contracts shall be substantially in the form of EXHIBIT L.

         SECTION 7.5.3 ASSIGNMENT OF LEASE GUARANTIES. An assignment of Seller's right, title and interest to the Guaranties of the Tenant Leases, including all related letters of credit or other deposits (the "ASSIGNMENT OF LEASE GUARANTIES"). This Assignment shall be substantially in the form of EXHIBIT M.

         SECTION 7.5.4 ASSIGNMENT OF WARRANTIES. An assignment of Seller's right, title and interest to the Warranties (the "ASSIGNMENT OF WARRANTIES"). This Assignment shall be substantially in the form of EXHIBIT N.

         SECTION 7.5.5 OTHER DOCUMENTS. All other documents or exhibits, reasonably required by this Agreement to be delivered by one Party to the other.

         SECTION 7.5.6 TENANT NOTIFICATION. A letter to the Tenants under the Tenant Leases in the form attached hereto as EXHIBIT O.

         SECTION 7.5.7 INVESTOR REPRESENTATION DOCUMENTS. The investor representation documents attached hereto as EXHIBIT P (the "INVESTOR REPRESENTATION DOCUMENTS") duly executed acknowledged and delivered by the parties, as applicable.

         SECTION 7.5.8 SETTLEMENT STATEMENT. The Settlement Statement setting forth all of the economics of the transactions provided for in this Agreement duly executed, acknowledged and delivered by parties in accordance with the provisions of SECTION 8.2.

         SECTION 7.5.9 THIRD PARTY APPROVALS. Each Party shall deliver one to the other, as applicable, all necessary approvals and consents of third parties to the validity and effectiveness of the transactions contemplated hereby and such other documents as are reasonably required by the parties to carry out the terms of this Agreement or required for the conveyance of the Property in accordance with the Title Policy.

         SECTION 7.5.10 TRANSFER AND AUTHORIZATION DOCUMENTS. Each Party shall deliver one to the other, as applicable, any transfer declarations or disclosure documents, duly executed by the appropriate Persons, required by any state, county or municipal agency in connection with the recordation of the Transfer Documents or any other instruments or documents contemplated herein.

         SECTION 7.5.11 GROUND LEASE. Each Party, or its Affiliate, as applicable shall deliver one to the other, as applicable, the Ground Lease contemplated by SECTION 4.10, duly executed by the appropriate Persons, or any other instruments or documents contemplated thereby.

                              ARTICLE 8 PRORATIONS

SECTION 8.1 GENERAL APPORTIONMENT OF INCOME AND EXPENSES.

         The Parties agree that all expenses related to the operation of the Property (the "PROPERTY EXPENSES") for the period ending as of 12:01 a.m. on the Closing Date (the "APPORTIONMENT DATE") shall be paid by Seller on the Closing Date and the Seller shall be entitled to retain all income derived from the Property (the "PROPERTY INCOME") for the period ending as of the Apportionment Date. The Parties agree that Buyer shall pay all Property Expenses for the period after the Apportionment Date and Buyer shall be entitled to receive all Property Income for the period after the Apportionment Date. At the Closing, all Property Income and Property Expenses that are for the period that begins before Closing and ends after Closing shall be prorated and accounted for between Seller and Buyer as of Apportionment Date in accordance with generally accepted accounting principles on an accrual basis ("GAAP"). If any part of such proration is inaccurate based on an error, the adversely affected Party shall receive from the other Party, without prior demand, a reimbursement from the other Party correcting such proration. All prorations shall be credited to the appropriate Party at the Closing. In furtherance of the foregoing, the Parties agree as follows:

         SECTION 8.1.1 FIXED RENTS. Except for non-refundable fees and the non-refundable portion of similar deposits (cleaning fees, security deposits, and similar items), all fixed rents ("FIXED RENTS"), paid pursuant to the Tenant Leases for the month in which the Closing occurs, shall be apportioned between Buyer and Seller based upon the number of days during the month in which the Closing Date occurs that each Party is treated as owing the Property based upon the Apportionment Date.

         SECTION 8.1.2 FIXED RENT ARREARAGES. If, on the Apportionment Date, there are any past due Fixed Rents (or rents due and unpaid but not past due) owing by any Tenant for any period through the Apportionment Date and Buyer waives Seller's collection of such arrearage at or prior to Closing, Buyer shall use its commercially reasonable efforts to collect the same after the Closing Date provided Buyer shall not be obligated to institute legal proceedings against any Tenant with regard to the same, but Seller shall retain its right to institute legal proceedings for six (6) months following Closing (including such additional time required to prosecute such action provided the action is commenced within such six (6) months). The right retained by Seller is for collection only against such Tenant (without the right to terminate or declare a Tenant Lease in default). Seller shall provide Buyer five (5) days written notice prior to filing any such action against a Tenant. Any Fixed Rent received or collected by Buyer within one (1) year of the Closing (net of Buyer's reasonable costs of collection) shall be applied as follows: (i) first, to current Fixed Rent; (ii) second, to Fixed Rent arrearages with respect to the period following the months in which the Closing Date shall occur, (iii) third, to Fixed Rent arrearages with respect to the month in which the Closing Date occurs (subject to apportionment pursuant to SECTION 8.1.1), (iv) fourth, to Fixed Rent arrearages with respect to the period prior to the month in which the Closing Date occurs. All other Fixed Rent collected by Buyer shall belong to Buyer, provided, however, if any Fixed Rent payment is specifically marked as payment for a particular month during which Seller owned the Property; and, (i) such Tenant's Fixed Rent was, in fact, in arrears for such month; and, (ii) Seller has not received Fixed Rent from said Tenant for such month pursuant to this Section or otherwise received credit for such amount, then such Fixed Rent payment shall belong to Seller (and if said Fixed Rent payment is made by check payable to Buyer, Buyer shall endorse the check and promptly deliver the same to Seller). Any Fixed Rents received directly or indirectly by Seller or Buyer following the Closing Date that are the property of the other, shall be paid to the other within five (5) business days following receipt thereof. Notwithstanding the foregoing, in the event Fixed Rent payments are required under any Tenant Lease to be applied by Buyer in any particular order or priority, the applicable Tenant Lease shall govern the application of such Fixed Rent payment.

         SECTION 8.1.3 ADDITIONAL RENT FOR 2005 CALENDAR YEAR. Seller shall use commercially reasonable efforts to collect prior to Closing all costs, expenses or other items reimbursable to the landlord under the Tenant Leases (collectively, "ADDITIONAL RENT") for the 2005 calendar year. Buyer shall use its commercially reasonable efforts to collect the same after the Closing Date provided

Buyer shall not be obligated to institute legal proceedings against any Tenant with regard to the same, but Seller shall retain its right to institute legal proceedings for six (6) months following Closing (including such additional time required to prosecute such action provided the action is commenced within such six (6) months). The right retained by Seller is for collection only against such Tenant (without the right to terminate or declare a Tenant Lease in default). Seller shall provide Buyer five (5) days written notice prior to filing any such action against a Tenant. Any Additional Rent received or collected by Buyer within one (1) year of the Closing (net of Buyer's reasonable costs of collection) shall be applied as follows: (i) first, to current Additional Rent for the 2006 calendar year which shall be apportioned as set forth in SECTION 8.1.4; and (ii) second, to 2005 calendar year Additional Rent arrearages. Provided, however, if any Additional Rent payment is specifically marked as payment for 2005 Additional Rent; and, (i) such Tenant's Additional Rent was, in fact, in arrears for such month; and, (ii) Seller has not received Additional Rent from said Tenant for such month pursuant to this Section or otherwise received credit for such amount, then such Additional Rent payment shall belong to Seller (and if said Additional Rent payment is made by check payable to Buyer, Buyer shall endorse the check and promptly deliver the same to Seller). Any Additional Rent received directly or indirectly by Seller or Buyer following the Closing Date that are the property of the other, shall be paid to the other within five (5) business days following receipt thereof. Notwithstanding the foregoing, in the event Additional Rent payments are required under any Tenant Lease to be applied by Buyer in any particular order or priority, the applicable Tenant Lease shall govern the application of such Additional Rent payment.

         SECTION 8.1.4 ADDITIONAL RENT FOR CALENDAR YEAR 2006. At least ten (10) Business Days prior to the Closing Date, Seller shall provide to Buyer, Seller's certified statement for each Tenant showing: (i) all actual expenses paid by Seller then known that are reimbursable as Additional Rent (or are to be paid by Seller at or before Closing); and (ii) the amount of Additional Rent collected by Seller for the 2006 calendar year. Subject to the "TRUE-UP" (as defined below), Seller shall retain all Additional Rent for the 2006 calendar year, but not in excess of its actual expenses paid for the period prior to Closing. Any Additional Rent for calendar year 2006 collected or received by Seller in excess of Seller's actual reimbursable expenses paid by Seller for calendar year 2006 shall be paid to Buyer at Closing. Subject to the True Up, all Additional Rent payments for calendar year 2006, received by either Party, shall be paid: (i) first, to each Party in accordance with their respective proportionate share of actual expenses until Seller have been paid the amount of actual reimbursable expenses as set forth in Seller's certified statement as approved by Buyer; and
(ii) all remaining Additional Rent payments for calendar year 2006 shall be paid to Buyer. On or before April 1, 2007 (the "TRUE UP"), Buyer shall provide Seller Buyer's accounting of Seller's allocable share of actual Additional Rent for each of the Tenant Leases in effect as of the Closing Date. Seller's allocable share of actual Additional Rent shall be determined by multiplying the total Additional Rent payments collected (by Seller and Buyer, respectively) from such Tenants (reduced by any credit due Tenants from over collection of Additional Rent, if any) for calendar year 2006 by a fraction, the numerator of which is the actual expenses paid by Seller (exclusive of Seller's expenses that Seller have otherwise received credit in the Preliminary Settlement Statement) which are reimbursable as Additional Rent with respect to such Tenant Leases for calendar year 2006, and the denominator of which is the total amount of expenses incurred by Buyer and Seller respectively which are reimbursable as Additional Rent with respect to such Tenant Leases for calendar year 2006 (or that portion of the calendar year in which such Tenant Leases where in effect). If any such Tenant Lease provides for the adjustment of Additional Rent on the basis of a period other than a calendar year, a reasonable method of calculating the adjustment for that Tenant will be determined so that all adjustments can be made at the same time. If the Additional Rent payments received by Seller prior to the Closing Date or by Buyer from and after the Closing Date is in excess of such parties allocable share as so determined, Buyer or Seller (as applicable) shall remit such excess to the other party within five (5) Business Days. In the event Seller disagree with Buyer's calculation of Seller's allocable share as set forth herein, the Parties shall resolve such disputes in accordance with GAAP and if necessary employ an independent accountant (mutually approved by the parties) to make the calculations required by this Section. Within sixty (60) days following the True Up, Buyer shall assign to Seller its right to collect its portion of Additional Rent for the 2006 calendar year that remains uncollected, unless Buyer has undertaken and is pursuing collection efforts. Such assignment shall assign to Seller its right to institute legal proceedings for six (6) months following such assignment (including such additional time required to prosecute such action provided the action is commenced within such six (6) months). The right retained by Seller is for collection only against such Tenant (without the right to terminate or declare a Tenant Lease in default). Seller shall provide Buyer five (5) days written notice prior to filing any such action against a Tenant.

         SECTION 8.1.5 PROPERTY TAXES AND ASSESSMENTS. All Property Taxes shall be apportioned on the basis of the tax period for which assessed and, unless otherwise specified herein, such apportionment shall be on a calendar year basis. If the Closing Date shall occur either before an assessment is made or a tax rate is fixed for the tax period in which the Closing Date occurs (the "TAX Year"), the apportionment of such Property Taxes based thereon shall be made at the Closing Date by applying the tax rate for the preceding tax year to the latest assessed valuation, but, promptly after the assessment and/or tax rate for the Tax Year are fixed, the apportionment thereof shall be recalculated. If, after the Closing, the assessed valuation for the Tax Year is increased or reduced from the prior tax year, then the apportionment of such real estate taxes shall be recalculated, and Buyer or Seller, as the case may be shall make an appropriate payment to the other (based on such recalculation) within ten
(10) Business Days of Buyer's and Seller's receipt of such new assessment and/or tax rate. Any Property Tax refund received by Buyer attributable to the Tax Year shall be prorated between Buyer and Seller. Seller shall pay all Assessments for the period prior to the Apportionment Date and Buyer shall pay all Assessments for the period subsequent to the Apportionment Date. Assessments shall mean all levies or charges of every kind and nature, including, but not limited to, assessments for: (i) public improvements or benefits; (ii) for any easement or agreement maintained for the benefit of the Parcel; and (iii) association fees, permits, inspection and license fees, general or special assessments, water, sewer and other utility levies and charges, ground rents or other rents, excise tax levies, and all other governmental charges of every kind and nature, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, in connection with the Parcel.

         SECTION 8.1.6 OPERATING EXPENSES AND UTILITIES. Buyer and Seller acknowledge and agree that the amounts of all telephone, electric, gas, steam, sewer, water bills, trash removal bills, and janitorial and maintenance service bills and all other operating expenses relating to the Property and allocable to the period prior to the Apportionment Date shall be determined and paid by Seller before Closing, if possible, or shall be paid thereafter by Seller or adjusted between Buyer and Seller after the same have been determined. Seller shall attempt to have all utility meters read as of the Apportionment Date. Seller shall promptly pay all unpaid utility bills and other unpaid operating expenses. Seller shall further attempt to obtain from the utilities current bills for all services rendered through the Apportionment Date. In the event Sellers are unable to have any utility meter read or obtain a current bill, the Parties shall prorate any such utility bills or estimates thereof in accordance with the provisions of SECTION 8.1.

         SECTION 8.1.7 PREPAID FEES. All prepaid fees for Licenses shall be assigned to Buyer at the Closing to the extent and in the amount applicable to any period after the Closing, but only to the extent Buyer may receive credit from an issuing authority with respect to such prepaid fees. Any amounts prepaid under Business Contracts (if any) which are expressly assumed by Buyer at Closing shall be assigned to Buyer at the Closing but only to the extent Buyer may receive credit under such Business Contracts with respect to such prepaid amounts. Any prepaid fees or prepaid amounts under any Business Contracts assigned to Buyer and useable by Buyer for any period after the Closing shall be credited to Seller at Closing.

         SECTION 8.1.8 TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS. All Tenant Inducement Costs and Leasing Commissions payable with respect to any Tenant Lease existing or pending as of the date of Closing shall be paid by Seller at or before Closing.

         SECTION 8.1.9 TENANT SECURITY DEPOSITS. At the Closing, Seller shall transfer or cause to be transferred to Buyer the Security Deposits then held by Seller.



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

SECTION 8.2 SETTLEMENT STATEMENT.

         At or prior to the Closing, Seller and Buyer and/or their respective agents or designees will jointly prepare a closing statement (the "SETTLEMENT STATEMENT") which will show the net amount due either to Seller or to Buyer as the result of the adjustments and prorations provided for herein, and such net due amount will be added to or subtracted from the Purchase Price to be paid to Seller at the Closing pursuant to ARTICLE 8 hereof, as applicable. Should any part of such Settlement Statement be inaccurate or based upon an error, the adversely affected Party shall receive from the other Party without prior demand, a reimbursement from the other Party correcting such error. Within ninety (90) days following the Closing Date, Seller and Buyer will jointly prepare a final closing statement reasonably satisfactory to Seller and Buyer in form and substance (the "FINAL SETTLEMENT STATEMENT") setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Seller or Buyer, if any, because of adjustments to the Settlement Statement as shown in the Final Settlement Statement, shall be paid in cash by the party obligated therefor within ten (10) Business Days following that party's receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Buyer in the Final Settlement Statement shall be conclusive and binding on the parties (except to the extent the calculations are clearly erroneous or based upon erroneous information) hereto, except to the extent that any such determinations are not able to be finally determined until a later date (such as Property Taxes and Additional Rent), which amounts shall be re-prorated at such time when such amounts are capable of being re-calculated or in the event clear errors are discovered or are expressly subject to a longer survival period hereunder. Seller and Buyer agree that any items that are not capable of being determined at the time the Final Settlement Statement shall be determined and paid in the manner set forth in the Final Settlement Statement. Following the Closing Date, each Party shall provide the other Party with such information as it shall reasonably request (including, without limitation, access to the books, records, files and ledgers) with respect to the Property during normal business hours upon reasonable advance notice in order to confirm the final adjustments and prorations provided for herein.

SECTION 8.3 SURVIVAL OF SECTIONS

         The provisions of this ARTICLE 8 shall survive the Closing.

                ARTICLE 9 SELLER'S REPRESENTATIONS AND COVENANTS

SECTION 9.1 SELLER'S REPRESENTATIONS AND WARRANTIES.

         As a material inducement to Buyer's decision to enter into this Agreement, Seller represents and warrants to Buyer, the following, which shall be true and correct on the Effective Date and on the Closing Date. Seller's representations and warranties survive the Closing and shall not be deemed merged upon the acceptance of the Transfer Documents by Buyer for a period of Nine (9) Months. In the event Buyer provides Seller written notice of a breach of Seller's representations and warranties prior to the expiration of Nine (9) Months from the Closing, then such notice shall be sufficient to extend the representation or warranty subject to such alleged breach until a full adjudication of such alleged breach. In the event Buyer does not provide written notice of a breach of Seller's representations and warranties prior to the expiration of Nine (9) Months from the Closing, then such representations and warranties shall expire Nine (9) Months from the Closing. The foregoing limitation is not intended to create a limitation in violation of Sec. 16.070 of the Texas Civil Practice and Remedies Code and shall be applicable to the extent permitted by applicable law.

         SECTION 9.1.1 DUE ORGANIZATION AND QUALIFICATION.

                  SECTION 9.1.1.1 SELLER'S STATUS. Seller is a Texas limited partnership duly organized and validly existing under the laws of State of Texas and is the duly authorized duly authorized and empowered to execute this Agreement and all documents in connection herewith. Attached hereto as SCHEDULE 2 are: (i) certified copy of the Certificate of Limited Partnership of Seller certified by the Secretary of State of the State of Texas, (ii) a certified copy of the Limited Partnership Agreement of

Seller dated within thirty (30) days of the date hereof certified by the general partner of Seller; (iii) a certificate of existence of the Seller for the State of Texas and (iv) a certified copy of the foreign qualification of Seller in any other state in which it is qualified. The foregoing organizational and qualification documents are complete and correct and no amendments have been made thereto or have been authorized since the date thereof.

                  SECTION 9.1.1.2 SELLER'S GENERAL PARTNER STATUS. The sole general partner of Seller is Hermann Drive Management, LLC, a Texas limited liabilty company duly organized and validly existing under the laws of State of Texas (the "GENERAL PARTNER") and is the duly authorized duly authorized and empowered to execute this Agreement and all documents in connection herewith as the sole general partner of Seller. Attached hereto as SCHEDULE 3 are: (i) certified copy of the Articles of Organization of the General Partner certified by the Secretary of State of the State of Texas, (ii) a certified copy of the Regulations of the General Partner dated within thirty (30) days of the date hereof certified by the managing member of the General Partner; (iii) a certificate of good standing of the Seller for the State of Texas and (iv) a certified copy of the foreign qualification of Seller in any other state in which it is qualified. The foregoing organizational and qualification documents are complete and correct and no amendments have been made thereto or have been authorized since the date thereof.

         SECTION 9.1.2 AUTHORITY AND BINDING NATURE. Seller has all requisite power and authority to execute, deliver and perform this Agreement and all instruments and agreements contemplated hereby. This Agreement has been duly authorized, executed and delivered by Seller, and all consents required under Seller's charter and governance documents or from any third party or from any Governmental Authority, required for the transactions contemplated herein the failure to obtain of which would have a material affect on the Property, have been obtained. All documents to be executed by Seller and delivered to Buyer at Closing, will be duly executed, authorized and delivered by Seller and will, in accordance with their terms, constitute the valid, binding, and legal obligations of Seller.

         SECTION 9.1.3 SOLVENCY. Seller is a solvent Texas limited partnership; and (a) has filed all tax returns which are required to be filed by it and paid all taxes which are required to be paid by it, the failure to file or pay of which would have an adverse effect on the Property or require Buyer to pay such taxes; and (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other Governmental Authority to which it may be subject which would adversely affect the Property. There are no outstanding tax penalties of Seller with respect to the Property. Attached hereto as SCHEDULE 4 are copies of each of the last two years' real estate tax bills and personal property tax bills with respect to the Property. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or pending or threatened against Seller.

         SECTION 9.1.4 VIOLATION OF AGREEMENTS. Neither execution by Seller of this Agreement nor the consummation by Seller of the transactions contemplated by this Agreement (subject to the waiver or expiration of any applicable right of first refusal or right of first offer or similar restriction) will: (a) result in a material breach of any of the terms or provisions of, or constitute a material default or a condition which upon notice or lapse of time would ripen into a material default under any agreement, instrument or obligation to which Seller is a party or by which the Property is bound; (b) to Seller's Knowledge, constitute a material violation of any law, order, rule or regulation applicable to Seller or any portion of the Property, of any federal, state or municipal body, or other governmental or quasi-governmental body having jurisdiction over Seller or any portion of the Property; or (c) cause the creation of any material lien, claim, or encumbrance upon the Property (other than the Permitted Exceptions).

         SECTION 9.1.5 DISCLOSURE OF ADVERSE MATTERS. To Seller's Knowledge (as herein defined), except as set forth on SCHEDULE 5:

                  SECTION 9.1.5.1 There are no pending or threatened lawsuits, proceedings, or judicial, municipal or administrative proceedings or other proceedings of any kind pending or threatened against Seller or the Property or any portion thereof including without limitation, proceedings for or involving collections, alleged injuries or property damage alleged to have occurred on the Property or by reason of the construction of the Improvements or use and operation of the Property, nor is there any basis for any such action.

                  SECTION 9.1.5.2 There are no plans or studies made known to Seller by any Governmental Authority, agency or employee thereof which in any way challenges, affects or would challenge or affect the ownership, construction, use and operation of the Property, or any street or highway servicing or adjacent to the Parcel.

                  SECTION 9.1.5.3 There are no notices from any Governmental Authorities relating to the Seller's violation of any laws, ordinances, regulations, codes, orders or other requirements specifically affecting the Parcel or any claim, requirement or demand of Governmental Authority to rework or redesign the Property or to require Seller to provide additional furniture, fixtures, equipment or inventory so as to conform or comply with any existing law, code or standard, or Seller's ability to carry out the transactions contemplated in this Agreement.

                  SECTION 9.1.5.4 No notice has been received by Seller and there is no pending or threatened condemnation, eminent domain or transfer in lieu thereof with respect to the Property or impairment of access affecting the Property or any proposed or pending special assessments against the Property or any proposed or pending public improvements which may give rise to Assessments against the Property.

                  SECTION 9.1.5.5 No notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions): (a) claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work; or, (b) stating that any of such policies will not be renewed or will be renewed only at a materially higher premium rate than is presently payable.

                  SECTION 9.1.5.6 The current use of the Parcel does not violate any applicable Legal Requirements or requirement of any Governmental Authority.

                  SECTION 9.1.5.7 Local zoning ordinances, general plans and other applicable land use regulations and all private covenants, conditions and restrictions, if any, permit the transfer and use of the Parcel as an integrated medical plaza.

                  SECTION 9.1.5.8 No material default exists or as of Closing will exist under any Business Contract by any other party to such Business Contract.

                  SECTION 9.1.5.9 The Parcel is not located within an area of special risk with respect to natural or man-made disasters or hazards, such as earth movement, flood, nuclear risk or hazardous waste and there are no adverse geological or soil conditions affecting the Parcel.

                  SECTION 9.1.5.10 Neither the Parcel nor any portion therein has been destroyed or damaged by fire or other casualty.

                  SECTION 9.1.5.11 The Parcel has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements).

                  SECTION 9.1.5.12 Means of ingress and egress, streets, parking and drainage facilities are as required by all Legal Requirements for the intended use of the Parcel as an integrated medical plaza.

                  SECTION 9.1.5.13 All Improvements have been substantially completed and installed in accordance with their plans and specifications approved by the Governmental Authorities having jurisdiction and are transferable to Buyer without the payment of additional fees.

                  SECTION 9.1.5.14 There are no material structural defects in any of the Improvements and all Fixtures and major equipment and systems servicing the Property are, and as of the Closing will be, in good condition and working order, ordinary wear and tear excepted and all requests for material repairs or alterations with regard to the Property from any Person (including but not limited to any Tenant) have been satisfied.

                  SECTION 9.1.5.15 The existing utilities systems (including water, sewer, gas and electricity lines and storm sewer) on or serving the
Parcel: (a) are adequate to serve the utility needs of the Property; (b) enter the Parcel through adjoining public streets or through adjoining private land in accordance with valid public or private easements appurtenant to the Parcel that will inure to the benefit of Buyer; (c) are installed and operating and all installation and connection charges have been paid in full; (d) all approvals, licenses and permits required for said utilities have been obtained and shall be in force and effect as of the Closing Date.

         SECTION 9.1.6 TITLE. Seller has or at the Closing will have, and will sell, transfer, convey and assign to Buyer, with respect to the Parcel, good and marketable fee simple title and convey, transfer and assign to Buyer, good and marketable and indefeasible title in the Property in form and substance required to cause the Title Company to issue the Title Policy in accordance with the Title Commitment subject only to the Permitted Exceptions approved by Buyer. Except as set forth on SCHEDULE 1, Seller has not conveyed to any Person any rights or options to acquire any interest in the Property other than the leasehold rights of Tenants under the Tenant Leases.

         SECTION 9.1.7 PARTIES IN POSSESSION. As of the Closing, except for the Tenant Leases, there are no adverse or other parties in possession of the Land and Property or of any part thereof.

         SECTION 9.1.8 TENANT LEASES. Attached hereto as SCHEDULE 6 is a true, accurate and complete listing of each Tenant, space occupied, lease term, options to renewal by date, current rent, lease expiration date for the Property and each guarantor for each such lease with a statement of all letters of credit or other security for such Tenant (herein the "Rent Roll") as of the Effective Date. With the delivery of the Due Diligence Documentation, Seller has or will provide to Buyer a true, accurate and complete copy of each Tenant Lease and each Guaranty associated with each Tenant Lease (the "LEASE GUARANTEE(s)") as set forth on SCHEDULE 6. Each Tenant Lease and Lease Guarantee is and at Closing will be: (i) in full force and effect; and (ii) has not been amended, modified or supplemented in any material way except as set forth in the copies of the Tenant Leases and Lease Guarantees provided to Buyer. No material default on the part of the Seller exists under any of the Tenant Leases or Lease Guarantee nor will any exist as of the Closing. To Seller's Knowledge, there are no defaults by Tenants under any of the Tenant Leases or the guarantors under any Lease Guarantee, except as set forth on SCHEDULE 6. Except for collateral assignments to secure indebtedness to be paid by Sellers at Closing, none of the Tenant Leases or rents payable thereunder have been assigned, pledged or encumbered. Seller has not received nor delivered any written notice asserting a material default under any of the Tenant Leases, which remains uncured.

         SECTION 9.1.9 RENT PAYMENTS. Except as set forth on the Tenant arrearage schedule attached hereto as SCHEDULE 7, no Tenant has paid more than one (1) month rent in advance under any Tenant Lease. No Additional Rents have been collected for the period subsequent to the Closing Date.

         SECTION 9.1.10 SECURITY DEPOSITS. As of the Effective Date, all Security Deposits held by Seller are set forth on SCHEDULE 8. All unapplied Security Deposits, reserve accounts, escrow funds or other similar payments required by the Tenants have been paid and are held by Seller in accordance with the terms and provisions of the Tenant Leases and are fully transferable to Buyer at Closing.

         SECTION 9.1.11 MORTGAGES AND INDEBTEDNESS. Any mortgage, deed of trust or other indebtedness including but not limited to mechanics or materialmen's liens or monetary encumbrance, shown on the Title Commitment or otherwise encumbering the Property shall be paid by and released by Seller at or before Closing.

         SECTION 9.1.12 LEASING COMMISSIONS AND PROPERTY MANAGEMENT AGREEMENTS. Attached hereto as SCHEDULE 9 is a true, accurate and complete list of all property management agreements, janitorial service, on-site maintenance, brokerage or leasing commission agreements or any similar agreement requiring an owner of the Property to pay any fees for property management, on-site maintenance or leasing commissions or other form of compensation to any party as a result of a lease or other occupancy agreement or to compensate a third party for the management, maintenance, cleaning, leasing or similar services to the Property on behalf of the owner of the Property. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each agreement set forth on SCHEDULE 9. As of the Closing, all such agreements shall be terminated by Seller and no property management compensation, on site maintenance, brokerage or leasing commissions or other compensation will be due or payable to any Person with respect to the Property or any lease (including any extensions or renewals thereof).

         SECTION 9.1.13 BUSINESS CONTRACTS. Attached hereto as SCHEDULE 10 is a true, accurate and complete list of all Business Contracts. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each Business Contract set forth on SCHEDULE 10. Except as set forth on
SCHEDULE 10, all such Business Contracts are terminable upon thirty days (30) written notice. No default or breach by Seller exists, or as of the Closing will exist, under any Business Contract. To Seller's knowledge, no default exists or as of Closing will exist under any Business Contract by any other party to such Business Contract.

         SECTION 9.1.14 SELLER OCCUPIED SPACE. The Seller does not and, as of the Closing, shall not occupy any space in the Property.

         SECTION 9.1.15 ENVIRONMENTAL MATTERS. Except as set forth in the environmental reports listed in SCHEDULE 17 (copies of which have or will be provided to Buyer), to Seller's Knowledge: (i) no Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored, released, discharge or disposed of, or otherwise present in, on or under the Parcel, except in accordance with all Environmental Laws; (ii) no activity has been undertaken on the Parcel which would cause: (a) the Parcel to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Parcel within the ambit of RCRA or any Environmental Law; (b) a release or threatened release of Hazardous Material from the Parcel within the meaning of, or otherwise bring the Parcel within the ambit of, CERCLA or SARA or any other Environmental Law; or, (c) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Environmental Law; (iii) no activity has been undertaken with respect to the Parcel that would cause a violation or support a claim under any Environmental Law; (iv) no investigation, administrative order, litigation or settlement with respect to any Hazardous Material is threatened or in existence with respect to the Parcel; (v) no notice has been served on Seller from any Person claiming any violation of any Environmental Law, or requiring compliance with any Environmental Law, or demanding payment or contribution for environmental damage or injury to natural resources; (vi) Seller has not obtained and is not required to obtain, and there is no present reason Buyer will be required to obtain, any permits, licenses or authorizations to occupy, operate or use the Parcel or any part of the Parcel by reason of any Environmental Law; (vii) the Parcel has not been used for service station purposes, storage of petroleum products or other hazardous material or fill material; (viii) there are no Storage Containers on the Parcel. The Parties acknowledge that the Parcel is used as an integrated medical plaza and that certain Tenants handle and dispose of medical wastes. To Seller's Knowledge, all Tenants handle and dispose of medical wastes in accordance with all Environmental Laws.

         SECTION 9.1.16 LICENSES AND PERMITS. To Seller's Knowledge, SCHEDULE 12 is a list of all permanent certificates of occupancy, certificates of need, the requisite certificates of the local board of fire underwriters (or other similar entities) and any and all licenses, permits, authorizations and approvals required by all Governmental Authorities or other third parties which are necessary to permit the use of the Property as an integrated medical plaza. To Seller's Knowledge, all such licenses and permits have been issued and are in full force and effect and no material default exists under any such items. To Seller's Knowledge, any and all certificates, licenses, permits, authorizations and approvals required by all Governmental Authorities having jurisdiction, and, or any other approvals or authorizations from Governmental Authorities or other third parties which are necessary to permit the use of the Property as an integrated medical plaza have been issued and are in full force and effect and no material default exists under any such items. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each item set forth on SCHEDULE 12.

         SECTION 9.1.17 INVENTORY OF FIXTURES, EQUIPMENT AND SYSTEMS. Attached hereto as SCHEDULE 13 is a true, accurate and complete inventory of all Fixtures and all major equipment and systems located on the Land and Property. Except for public utilities, there is no major equipment or system not located on the Land and Property required for the operation of the Land and Property. For purposes of this Agreement, "FIXTURES" shall mean all of Seller's permanently affixed equipment, machinery, fixtures and other items of real and/or personal property, now and hereafter located in, on or used in connection with the Property, including, without limitation, all furnaces, boilers, electrical equipment, heating equipment, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, built-in vacuum, security and access control systems, cable transmission, telephone systems and similar systems. All Fixtures and major equipment and systems shall be in good working order at the Closing, subject to ordinary wear and tear and transferred to Buyer at Closing. Except as set forth on SCHEDULE 13, there are no liens or encumbrances (and none will exist as of the Closing,) on any of the Fixtures or major equipment and systems. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each lien or encumbrance set forth on SCHEDULE 13. Seller at Closing shall pay all such liens and encumbrances.

         SECTION 9.1.18 INVENTORY OF PERSONAL PROPERTY. To Seller's Knowledge, attached hereto as SCHEDULE 14 is a true, accurate and complete list of all inventory of personal property such as maintenance equipment, appliances, tools and parts, mechanical equipment, furniture and supplies currently used by the Seller in the operation of the Land and Property and all Fixtures, except to the extent included in SCHEDULE 14 (herein the "INVENTORY"). To Seller's Knowledge, except as set forth on SCHEDULE 14, all Inventories shall be conveyed to Buyer at Closing, subject only to ordinary wear and tear. Except as set forth on
SCHEDULE 14, there are no liens or encumbrances (and none will exist as of the Closing) on any of the Inventory. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each lien or encumbrance set forth on SCHEDULE 14. Seller at Closing shall pay all such liens and encumbrances.

         SECTION 9.1.19 INTANGIBLE PROPERTY. Attached hereto as SCHEDULE 15 is a true, accurate and complete list of Intangible Property. With the delivery of this Agreement, Seller has provided to Buyer a true, accurate and complete copy of each item of Intangible Property set forth on SCHEDULE 15. All such Intangible Property shall be sold, transferred and conveyed to Buyer at Closing.

         SECTION 9.1.20 EXCLUDED ASSETS. Attached hereto as SCHEDULE 16 is a true, accurate and complete list of all of Seller's Assets (the "EXCLUDED ASSETS") that are retained by Seller and not subject to the sale contemplated by this Agreement. All Excluded Assets shall be subject to the approval of Buyer.

         SECTION 9.1.21 THIRD PARTY STUDIES. Attached hereto as SCHEDULE 17 is a true, accurate and complete list of Engineering and Inspection Materials (as herein defined) to the best of Seller's Knowledge in the possession of Seller. For purposes of this Agreement, Engineering and Inspection Materials shall mean:
(i) all Architectural/Engineering Working Drawings and Specifications for the Property including, but not limited to all "as built" drawings; (ii) any engineering plans and studies, including structural studies of the Property in the possession of Seller; (iii) all site plans; (iv) any soil, substrata studies, or landscape plans in the possession of Seller; (v) all floor plans;
(vi) any appraisals of the Property commissioned by Seller; (vii) the most recent inspection and certification reports made by any insurance carrier, codes or building department, fire marshal, OSHA or any state licensing authority in the possession of Seller; or, (vii) any Environmental reports. With the delivery of this Agreement, Seller has provided to Buyer an accurate and complete copy of each item set forth on SCHEDULE 17. Seller makes no representation or warranty as to the facts, circumstances or professional judgments set forth in such Third Party Studies.

         SECTION 9.1.22 FINANCIAL STATEMENTS. Seller has delivered or shall deliver concurrently with execution of this Agreement, and attached hereto as
SCHEDULE 18, to Buyer copies of the following financial statements: (a) the balance sheet for the Property as of December 31, 2004 and December 31, 2005 and related statements of income for the fiscal years ended on those dates, certified by the Seller, that such financial statements present fairly the financial positions of the Property as of the respective dates of said balance sheets and results of operations of the Property for the respective periods then ended in conformity with accounting principles applied on a basis consistent with that of preceding periods; (b) the unaudited balance sheet of the Property as of January, 2006 and related statements of income for the six-month period ended on that date, together with supporting schedules, if any, certified by Seller. Except as set forth in the notes thereto, if any, all of such financial statements present fairly the financial position of the Property, as of the respective date of said balance sheets and results of operations of the Property, for the respective periods prepared on an income tax basis applied on a basis consistent with that of the preceding periods (subject, in the case of interim financial statements, to normal year-end adjustments consistent with prior periods). To Seller's Knowledge, no uncollectible accounts receivable are reflected on any of said balance sheets without provision for an adequate reserve for uncollectible amounts.

         SECTION 9.1.23 WARRANTIES. Attached hereto as SCHEDULE 19 is a list of Warranties. All such Warranties shall be assigned to Buyer at Closing.

         SECTION 9.1.24 TITLE POLICY. Attached hereto as SCHEDULE 20 is a true, accurate and complete copy of Seller's current title policy with respect to the Property.

         SECTION 9.1.25 SURVEY. Attached hereto as SCHEDULE 21 is a copy of Seller's survey with respect to the Property. Except as shown on such survey or in Seller's title policy, Seller has no Knowledge of any other restriction, covenant, appurtenance, easement or other encumbrance with respect to the Property.

         SECTION 9.1.26 OTHER AGREEMENTS. Except as set forth on SCHEDULE 22, there are no other agreements binding on the Sellers or related to the Property except as set forth in this Agreement.

         SECTION 9.1.27 SCHEDULES OF PROPERTY AND AGREEMENTS. Within five (5) days of the Effective Date, Seller shall provide to Buyer true, accurate and complete schedules (and Seller hereby represent and warrant that such Schedules are or will be true, accurate and complete when delivered to Buyer) as set forth in this Section and a true, accurate and complete copy of each agreement, license or other item set forth on the Schedules, as applicable.

         SECTION 9.1.28 INVESTOR REPRESENTATIONS. Seller hereby acknowledges receipt from Windrose Medical Properties Trust of that certain CONFIDENTIAL DISCLOSURE MEMORANDUM attached hereto as part of EXHIBIT P. Seller further acknowledges and agrees that the representations and warranties of Seller set forth in EXHIBIT P are true and correct as of the Effective Date and shall be true and correct as of the Closing Date.

SECTION 9.2 SELLER'S KNOWLEDGE.

         For the purposes of this Agreement the term "TO SELLER'S KNOWLEDGE", and similar terms, shall be limited to the actual knowledge of, Gary Perryman and Monzer Hourani, without special inquiry or investigation, Seller's representative that are responsible for the management and operation of the Property (the "SELLER'S DILIGENCE REPRESENTATIVE"). The knowledge of others shall not be imputed to the Seller's Diligence Representative. The Parties hereby agree that recourse under this Agreement is limited to Seller and no claim will be made against any of Seller's Diligence Representative individually or in his/her capacity as Seller's Diligence Representative with respect to the disclosures set forth herein.

SECTION 9.3 SELLER'S COVENANTS.

         Seller covenants and agrees with Buyer with respect to the Property, from the Effective Date until the Closing or earlier termination of this
Agreement:

         SECTION 9.3.1 CHANGE IN CONDITION. At or prior to the Closing, Seller shall promptly notify Buyer of any material change in any condition with respect to the Property, Seller or of any event or circumstance of which Seller becomes aware which makes any representation or warranty of Seller to Buyer under this Agreement materially untrue or misleading or which makes any covenant of Seller under this Agreement incapable or less likely of being performed, it being understood that the obligation to provide notice to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

         SECTION 9.3.2 COOPERATION. Seller agrees to take reasonable actions necessary or desirable to effect the transactions contemplated herein including without limitation assisting Buyer with the acquisition of all appropriate or required approval of any Governmental Authorities and the preparation of historical information respecting the Property or Seller (including, but not limited to accounting and legal information required by the SEC or required by Buyer's accountants and counsel for preparation of all documents required for SEC disclosure or filing requirements). Provided, however, that any expense, copying, faxing or mailing expense incurred by Seller will be paid by Buyer.

         SECTION 9.3.3 MAINTAIN INSURANCE. To maintain in full force and effect the fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property which are maintained by Seller on the Effective Date.

         SECTION 9.3.4 OPERATE PROPERTY. Except as approved in writing by Buyer or as set forth in SCHEDULE 23, which approval will not be unreasonably withheld or delayed, to (i) operate the Property in the ordinary course of Seller's business consistent with historical business practices; (ii) not enter into new Tenant Leases; (iii) not grant rent concessions to any Tenants, waive any Tenant default or terminate any Tenant Lease; (iv) not collect rents from Tenants in advance for more than one (1) month; (v) not amend any agreement or other instrument related to any Property or its business to which it is a party or by which it or any of the Property may be bound; (vi) maintain and repair the Property; (vii) pay all income and withholding taxes and all ad valorem and other taxes and/or assessments upon its Property and business as they become due; (viii) not to dispose of or encumber the Property; (ix) not to do any act or omit any act which would cause a breach of any contract, commitment or obligation which would have a material adverse affect on the financial condition of the Property; (x) not to commit or make any capital expenditure, capital addition or capital improvement related to the Property; (xi) to give all notices and obtain all approvals from Governmental Authorities required by law for the transfer of the Property to Buyer; and (xii) not enter into any new contracts or agreements with regard to the Property which are in addition to the Business Contracts disclosed to Buyer pursuant to SECTION 9.1.13.

         SECTION 9.3.5 INFORMATION. To furnish to Buyer all information in Seller's possession or reasonably available to Seller without additional cost, concerning the Property which the Buyer, its agents, consultants or representatives shall reasonably request and promptly advise Buyer in writing of any material adverse change in its financial position, assets, or earnings.

         SECTION 9.3.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller shall take all action as may be necessary to comply timely with all rules, regulations, or orders of any Governmental Authority affecting the Property, including orders of any board of fire underwriters or other similar bodies in connection with the making of repairs and alterations. The Seller shall promptly, and in no event later than seventy-two (72) hours from the time of its receipt, notify Buyer of all such orders and notices of requirement, and of any other notices, summons, or similar documents.



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

SECTION 9.4 TERMINATION BY BUYER.

         In the event Seller defaults in its obligations under SECTION 9.3 or there has been a Material change in Seller or the Property, between the date hereof and the Closing, Buyer shall provide written notice to Seller of the default of Seller's obligations under SECTION 9.3 or that there has been a Material change in Seller or the Property between the date hereof and the Closing. Seller shall have five (5) Business Days to cure such default. In the event Seller fails to cure such default within such five (5) Business Days, Buyer may terminate this Agreement, in its sole and absolute discretion, upon written notice to Seller. Upon such notice of termination, this Agreement shall terminate without further action by either Party and no Party shall have any further obligation to the other party and the Deposit shall be returned to Buyer in accordance with SECTION 3.8.

                        ARTICLE 10 RESTRICTIVE COVENANTS

SECTION 10.1 NON-SOLICITATION.

         The Seller acknowledge and agrees that Seller entered into certain Restrictive Covenants with the Tenant pursuant to and defined in the Tenant Lease which provisions are incorporated herein by reference. Seller further acknowledges and agrees to be bound to Buyer to comply with such Restrictive Covenants set forth in the Tenant Lease and further agrees that neither the Seller nor Seller's Affiliates shall actively solicit or recruit the existing Tenant or entertain requests from existing Tenant of the Property to build, own or develop an integrated medical plaza within a three (3) mile radius, during the term of the Tenant Lease. Notwithstanding any other provisions of this Agreement, this covenant shall survive the Closing.

SECTION 10.2 SURVIVAL.

         The provisions of this Article shall survive the Closing.

               ARTICLE 11 REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 11.1 BUYER'S REPRESENTATIONS AND WARRANTIES.

         As a material inducement to Seller's decision to enter into this Agreement, Buyer represents and warrants to Seller, the following, which shall be true and correct on the Effective Date and on the Closing Date:

         SECTION 11.1.1 BUYER'S STATUS. Buyer is a Delaware limited partnership duly organized and validly existing under the laws of State of Delaware and is, or will be on the applicable Closing Date, duly authorized to do business in the state in which the Property is located in accordance with local law.

         SECTION 11.1.2 AUTHORITY AND BINDING NATURE. Buyer has all requisite power and authority to execute, deliver and, subject to the requirements of
SECTION 11.1.1 and this Section, to perform this Agreement and all instruments and agreements contemplated hereby. Buyer has duly and validly authorized, executed and delivered this Agreement and all consents required under Buyer's governance documents or from any third party or from any Governmental Authority have been obtained for the execution and delivery of this Agreement. All documents to be executed by Buyer and delivered to Sellers, at Closing, will be duly executed, authorized and delivered by Buyer and will, in accordance with their terms, constitute the valid, binding, and legal obligations of Buyer. Buyer is required to obtain the approval of the Windrose Medical Properties Trust Investment Committee as to the purchase of the Property. This approval is granted or denied prior to the expiration of the Inspection Period.

         SECTION 11.1.3 SOLVENCY. Buyer is a solvent Delaware limited partnership; and, (a) has filed all tax returns which are required to be filed by it and paid all taxes which are required to be paid by it; and, (b) is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other Governmental Authority to which it may be subject.

         SECTION 11.1.4 WINDROSE MEDICAL PROPERTIES, L.P. Windrose Medical Properties, L.P. (the "PARTNERSHIP") is a Virginia limited partnership duly organized and validly existing under the laws of State of Virginia. The Partnership has all requisite power and authority, subject to the requirements of this Section, to issue and deliver the Units and all instruments and agreements in connection therewith. Subject to the requirements of this Section, the Units to be delivered to Sellers, at Closing, will be duly and validly issued subject to the terms and conditions of the Partnership's Amended and Restated Limited Partnership Agreement, a certified copy of which is attached hereto as EXHIBIT Q as it may be amended and restated and subject to the additional restrictions set forth on EXHIBIT P. The Partnership is required to obtain the approval of the Windrose Medical Properties Trust Investment Committee as to the issuance of the Units. This approval is granted or denied prior to the expiration of the Inspection Period. Attached hereto as EXHIBIT Q are: (i) a certified copy of the Certificate of Limited Partnership of the Partnership certified by the Secretary of State of the State of Virginia; and
(ii) a certificate of existence of the Partnership for the State of Virginia. The foregoing organizational and qualification documents are complete and correct and no amendments have been made thereto or have been authorized since the date thereof.

                  SECTION 11.1.4.1 WINDROSE MEDICAL PROPERTIES TRUST. Windrose Medical Properties, Trust (the "TRUST") is a Maryland real estate investment trust duly organized and validly existing under the laws of State of Maryland. The Trust is the sole general partner of the Partnership and has all requisite power and authority as sole general partner to cause the Partnership to issue and deliver the Units and all instruments and agreements in connection therewith. Attached hereto as EXHIBIT Q are: (i) a certified copy of the Articles of Amendment and Restatement to the Declaration of Trust and a certified copy of Articles Supplementary each certified by the State Department of Assessments and Taxation of the State of Maryland, and (ii) a certificate of existence of the Trust for the State of Maryland. The foregoing organizational and qualification documents are complete and correct and no amendments have been made thereto or have been authorized since the date thereof.

         SECTION 11.1.5 VIOLATION OF AGREEMENTS. Neither execution by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated by this Agreement will: (a) result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time would ripen into a default under any agreement, instrument or obligation to which Buyer is a party; or, (b) constitute a violation of any law, order, rule or regulation applicable to Buyer, of any federal, state or municipal body, or other governmental or quasi-governmental body having jurisdiction over Buyer.

                      ARTICLE 12 CASUALTY AND CONDEMNATION

SECTION 12.1 CASUALTY.

         Risk of loss to the Property from fire or other casualty shall be borne by Seller until the Closing. In the event of any minor damage or destruction to the Property or any portion thereof, Seller and Buyer shall proceed to close under this Agreement, and Buyer will receive (and Seller will assign to Buyer at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term "MINOR DAMAGE OR DESTRUCTION" shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of $100,000.00 or less; (ii) which can be restored and repaired within sixty (60) days from the date of such damage or destruction;
(iii) in which Seller's rights under its rent loss insurance policy covering the Property (or portions thereof) are assignable to Buyer and will continue pending restoration and repair of the damage or destruction.

         In the event of any major damage or destruction to the Property or any portion thereof, Buyer may, at its option, by notice to Seller given within the earlier of twenty (20) days after Buyer is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Buyer is notified by Seller of such damage or destruction (and if necessary the Closing

Date shall be extended to give Buyer the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Deposit to Buyer, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Buyer at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies. If Buyer fails to deliver to Seller notice of its election within the period set forth above, Buyer will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Buyer elects clause (ii) above, Seller will cooperate with Buyer after the Closing to assist Buyer in obtaining the insurance proceeds from Seller's insurers. For purposes of this Agreement "MAJOR DAMAGE OR DESTRUCTION" shall mean all instances of damage or destruction that is not minor, as defined herein.

SECTION 12.2 CONDEMNATION.

         In the event that prior to the Closing all or any portion of the Property becomes the subject of a condemnation proceeding or bona fide threat thereof by any party having the power of eminent domain, Seller shall immediately notify Buyer thereof in writing and Buyer may elect in its sole and absolute discretion, to: (a) terminate this Agreement in which event this Agreement shall terminate, the Deposit shall be returned to Buyer and the parties shall have no further obligations to or recourse against each other and the provisions of SECTION 3.9 shall apply; or (b) proceed with the transaction contemplated herein, in which event Buyer shall be entitled to receive all proceeds of any award or payment in lieu thereof and if Buyer makes such election, Seller shall be released of all liability in connection therewith provided, however, Seller will, at Buyer's expense, reasonably cooperate in the prosecution of any claim for a condemnation award. For purpose of this SECTION 12.2, "THREAT" shall mean the receipt of written notice by Seller from a condemning authority.

                        ARTICLE 13 DEFAULT AND REMEDIES

SECTION 13.1 SELLER'S DEFAULT.

         SECTION 13.1.1 Seller shall be in default under this Agreement upon the occurrence of any of the following events: (i) any of Seller's warranties or representations in this Agreement shall be untrue either when made or at Closing unless such untruthfulness of a representation or warranty at Closing is not within the reasonable control of Seller; or (ii) Seller shall fail to perform any covenant or agreement on its part in the manner required under this Agreement; or (iii) if Seller's Conditions Precedent are satisfied and Seller fails or refuses to deliver (or present for delivery to Buyer) at Closing all documents to be delivered by Seller to Buyer pursuant to ARTICLE 7.

                  SECTION 13.1.1.1 ISTAR RIGHTS AND RIGHTS OF FIRST REFUSAL OR RIGHT OF FIRST OFFER. iStar Financial, Inc. or its Affiliates ("iStar") currently own, directly or indirectly, partnership interests in the Seller and membership interests in Seller's general partner (collectively, "iStar interests"), and iStar has agreed to sell the iStar Interests to Medivest, LLC, a Delaware limited liability company or its Affiliates ("Medivest") prior to Closing. Seller will be unable to close pursuant to this Agreement until or unless Medivest has acquired all of the iStar Interests. Notwithstanding the foregoing provisions of this Agreement, (i) the failure of Medivest, using good faith efforts, to acquire prior to or at Closing, the iStar Interests, prior to or at Closing and Seller's inability or failure to close in such event, shall not be deemed a default hereunder, and (ii) the failure of Seller, using good faith efforts, to acquire prior to or at Closing a waiver or expiration of any right of first refusal, right of first offer, option to purchase, seller retained liens or any similar obligation restricting Buyer's ownership, operation or right to acquire, good, marketable, indefeasible fee simple title to the Property, except for the Permitted Exceptions and Seller's inability or failure to close in such event shall not be deemed a default hereunder. In either event Buyer shall have the right to terminate this Agreement by written notice delivered to Seller at any time on or before the Closing in which event Seller shall pay Buyer an amount equal to all third party costs incurred by Buyer (and not previously paid by Seller) plus the actual costs and expenses, including travel expenses, incurred by Hospital

Affiliates Development Corporation ("HADC") (not to exceed Five Thousand Dollars ($5,000) plus actual travel expenses), Buyer's affiliate or third parties, to perform the due diligence set forth in the Inspection Period (not including legal or accounting services) not to exceed Thirty Thousand Dollars ($30,000) dollars in the aggregate, the Deposit shall be immediately returned to Buyer by the Escrow Agent and the parties shall have no further rights or obligations to each other except as set forth in SECTION 3.9. In the event of Seller's inability or failure to close as provided in this Section, Buyer shall not have a right to enforce specific performance of this Agreement against Seller.

SECTION 13.2 BUYER'S REMEDIES.

         In the event of a default by Seller under this Agreement prior to or at Closing, Buyer shall provide Sellers written notice of such default and Sellers shall have five (5) Business Days to cure such default. In the event Sellers do not cure such default within such five (5) Business Days, Buyer may, at Buyer's option, subject to the notification and extension options set forth in SECTION 6.1.11, in its absolute and sole discretion, do any one of the following: (i) terminate this Agreement by written notice delivered to Seller at any time on or before the Closing in which event Buyer may seek actual damages against Seller in an amount equal to all third party costs incurred by Buyer (and not previously paid by Seller) plus the actual costs and expenses, including travel expenses, incurred by Hospital Affiliates Development Corporation ("HADC") (not to exceed Five Thousand Dollars ($5,000) plus actual travel expenses), Buyer's affiliate or third parties, to perform the due diligence set forth in the Inspection Period (not including legal or accounting services) not to exceed Thirty Thousand Dollars ($30,000) dollars in the aggregate, (which amount is in addition to the return of the Deposit); or (ii) enforce specific performance of this Agreement against Seller (including reasonable attorneys' fees and court costs incurred by Buyer in such specific performance action). In the event Buyer elects to terminate this Agreement in accordance with this Section, this Agreement shall terminate and the parties shall have no further obligations to or recourse against each other, except set forth herein and the provisions of
SECTION 3.8.2 shall apply. In the event a failure of the conditions of SECTION 6.1, is not within the control of Seller, Buyer's remedy shall be: (a) to terminate the Agreement, the Deposit shall be returned to Buyer and this termination shall be subject to the provisions of SECTION 3.9 or (b) proceed to Closing and if Buyer makes such election, Seller shall be released of all liability in connection with those matters waived by Buyer; (c) adjourn the Closing for a reasonable period of time to secure such third party requirements to satisfy the conditions of SECTION 6.1. In the event the default by Seller arises from matters discovered by Buyer subsequent to Closing, Buyer shall be entitled to pursue all of its remedies at law or in equity.

SECTION 13.3 BUYER'S DEFAULT.

         Buyer shall be in default under this Agreement if: (i) any of Buyer's warranties or representations in this Agreement shall be untrue either when made or at Closing unless such untruthfulness of a representation or warranty at Closing is not within the reasonable control of Buyer; or (ii) Buyer's Conditions Precedent to Closing are satisfied and Buyer has not previously and properly exercised any Buyer's right to terminate this Agreement; or (iii) Buyer fails to satisfy the provisions of SECTION 6.3, unless the failure to satisfy the provisions of SECTION 6.3 is the failure of a third party to consent or approve of the transactions contemplated herein or otherwise not within the control of Buyer.

SECTION 13.4 SELLERS' REMEDY.

         In the event of a default by Buyer under this Agreement, Seller, prior to or at Closing, shall provide Buyer written notice of such default and Buyer shall have five (5) Business Days to cure such default. In the event Buyer does not cure such default within such five (5) Business Days, Seller, as Seller's sole remedy, shall be entitled to terminate this Agreement and the Deposit shall be paid to Seller subject to the provisions of SECTION 3.8.2. THE RIGHT TO RETAIN THE DEPOSIT AS FULL LIQUIDATED DAMAGES IS SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF DEFAULT HEREUNDER BY BUYER, AND SELLER HEREBY WAIVES AND RELEASES ANY RIGHT TO (AND HEREBY COVENANTS THAT IT SHALL NOT) SUE THE BUYER:
(a) FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, OR (b) TO RECOVER ACTUAL DAMAGES IN EXCESS OF THE DEPOSIT. BUYER AND SELLER EACH AGREE THAT IN THE EVENT OF A DEFAULT OR BREACH HEREUNDER BY

BUYER, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN; AND THAT THEREFORE, IN THE EVENT OF A DEFAULT BY BUYER, THE DEPOSIT SHALL SERVE AS LIQUIDATED DAMAGES FOR SUCH DEFAULT, AS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER INCLUDING COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, INCLUDING BUT NOT LIMITED TO COSTS OF NEGOTIATING AND DRAFTING THIS AGREEMENT, COSTS OF COSTS OF SEEKING ANOTHER BUYER, OPPORTUNITY COSTS IN KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. THE PAYMENT AND RETENTION OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. BY EXECUTING THIS AGREEMENT, SELLER AND BUYER EXPRESSLY ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND AND AGREED TO THE PROVISION ABOVE, AND, THAT THEY HAVE BEEN ADVISED BY LEGAL COUNSEL OF THE EFFECT OF THEIR CHOICE ABOVE AND THAT THEY HAVE AGREED THAT THE TERMS HEREOF ARE EQUITABLE AND FAIR.

SECTION 13.5 RIGHT OF TERMINATION.

         Notwithstanding anything to the contrary contained hereunder, in the event a Party has the right to terminate this Agreement, in its discretion, as set forth in any other Article of this Agreement, the exercise of right of termination shall not be a default hereunder.

                            ARTICLE 14 MISCELLANEOUS

SECTION 14.1 RIGHT OF ASSIGNMENT.

         Buyer shall have the right, upon prior written notice to Seller, to assign this Agreement to: (a) a limited liability company formed by Buyer for the purposes of this acquisition with Buyer as the sole managing member; or (b) to the Affiliates of Buyer (each a "Permitted Successor or Assignee"), provided, at the time of such assignment, Buyer and the Permitted Assignee shall execute and deliver to Seller a written agreement pursuant to which Buyer unconditionally assigns its interest in this Agreement to Permitted Assignee and the Permitted Assignee unconditionally assumes and agrees to perform all of the obligations of Buyer pursuant to this Agreement and such assignment shall not relieve Buyer of its obligations hereunder. Other than the Permitted Successor or Assignee, Buyer shall not assign any or all of its rights and obligations pursuant to this Agreement (whether by direct or indirect transfer or assignment) without Seller's prior written consent, which may be granted or withheld in Seller's sole discretion. Notwithstanding anything to the contrary contained herein, no such assignment shall be effective if, as a result thereof, any of the third party approvals described in SECTION 6.1.18 theretofore given is adversely affected. Seller shall not assign this Agreement without the written consent of Buyer. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

SECTION 14.2 NOTICES.

         All notices, requests, and communications under this Agreement shall be in writing and shall be either: (a) hand delivered; (b) sent by certified mail; return receipt requested; (c) delivered by a recognized overnight delivery service; or, (d) sent by facsimile transmission, and addressed as follows:

         TO BUYER:

         Windrose Genesis Park, L.P.
         C/o Windrose Medical Properties Trust
         Attn: Fred Farrar, President
         3502 Woodview Trace
         Suite 210
         Indianapolis, In 46268
         Phone: (317) 860-8213
         Fax: (317) 860-9190

         WITH A COPY TO:

         Daniel R. Loftus, Esq.
         General Counsel

         Windrose Medical Properties Trust
         3502 Woodview Trace
         Suite 210
         Indianapolis, In 46268
         Phone: (317) 860-8871
         Fax: (317) 860-8874

         TO SELLER:

         Medistar Herman Drive Medical Center, Ltd.
         Attn: Gary Perryman and Monzer Hourani
         7670 Woodway, Suite 160
         Houston, Texas
         Phone: (713) 266-8990
         Fax: (713) 977-7177

         WITH A COPY TO:

         Chris M. Goodrich, Esq.
         Crady, Jewett & McCulley, LLP
         2727 Allen Parkway
         Suite 1700
         Houston, Texas 77019
         (713) 739-7007
         (713) 739-8403

         Or to such other address as either party may hereafter designate, and shall be effective upon receipt or refusal of delivery. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. (Indianapolis Time) on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. (Indianapolis Time) on the first Business Day thereafter.

SECTION 14.3 REAL ESTATE AGENTS.

         Seller shall and does hereby indemnify and hold Buyer harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Buyer shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including, but not limited to all advisory fees owed to or claimed by William Harlan, John McRoberts or their Affiliates. Likewise, Buyer shall and does hereby indemnify and hold Sellers free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Sellers shall ever suffer or incur because of any claim by any agent, salesman, or broker (other than William Harlan, John McRoberts or their Affiliates), whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and resulting from the employment of any such person by Buyer. This SECTION 14.3 shall survive the Closing or any earlier termination of this Agreement.

SECTION 14.4 TIME FOR PERFORMANCE.

         Time is of the essence in the performance of this Agreement. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended through the close of business on the next regular Business Day.

SECTION 14.5 NO PERSONAL LIABILITY.

         In no event shall any officer, director, partner, shareholder, agent or employee of Buyer or Seller or their respective Affiliates be personally liable for any of the obligations of Buyer or Seller, respectively, under this Agreement or otherwise.

SECTION 14.6 ENTIRE AGREEMENT.

         This Agreement, including, but not limited to the Schedules and Exhibits hereto and the documents delivered in connection herewith constitute the entire understanding between the Parties with respect to the transactions contemplated herein and all prior or contemporaneous agreements and understandings (oral or written) are merged into this Agreement. No provision of this Agreement may be waived, amended or terminated except by a written instrument signed by the Party against whom enforcement of such waiver, amendment, or termination is sought.

SECTION 14.7 APPLICABLE LAW.

         This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of laws.

SECTION 14.8 CAPTIONS.

         The captions in this Agreement are inserted for convenience only and shall not be construed to define or limit the intent of this Agreement or any of the provisions herein.

SECTION 14.9 WAIVER OF CONDITIONS.

         Any Party may waive, at any time, any of the conditions to its obligations under this Agreement; provided, however, that any such waiver must be in writing and signed by such Party. No waiver by a Party of any breach of this Agreement by the other Party shall be deemed to be a waiver of any other breach by such other Party, and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement by such other Party. No failure or delay by a Party to exercise any right it may have because of a default of the other Party shall operate as a waiver of default or shall prevent the first Party from exercising its remedies for such default.

SECTION 14.10 MULTIPLE COUNTERPART ORIGINALS.

         This Agreement may be executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; provided, however, that in making proof of this Agreement, it shall not be necessary for any party hereto to produce or account for more than one such counterpart.

SECTION 14.11 ATTORNEYS' FEES.

         In the event Buyer or Seller finds it necessary to bring an action at law or other proceeding against the other party to this Agreement to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder of thereunder, the Party prevailing in any such action or proceeding and any appeal thereupon shall be paid all costs and reasonable attorneys' fees actually incurred by the prevailing party. Provided, however, Seller's sole and exclusive remedy hereunder resulting from a default of Buyer set forth in SECTION 13.4.

SECTION 14.12 SEVERABILITY.

         In the event any provision of this Agreement is deemed invalid, illegal, or unenforceable, the remainder of the Agreement shall be valid and enforceable.

SECTION 14.13 IRS REPORTING REQUIREMENTS.

         For the purpose of complying with any information reporting requirements set forth in the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereto, that are or may become applicable as a result of or in connection with the transactions contemplated by this Agreement, including, but not limited to, any requirements set forth in Income Tax Regulation Section 1.6045-4 and any successor version thereof (collectively the "IRS REPORTING REQUIREMENTS"), Seller and Buyer hereby designate and appoint the Escrow Agent to act as the "REPORTING PERSON" (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. Without limiting the responsibility and obligations of the Closer as the Reporting Person, Seller and Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person, including, but not limited to, the requirement that Seller and Buyer each retain an original counterpart of this Agreement for at least four (4) years following the calendar year of the Closing.

SECTION 14.14 ANNOUNCEMENTS.

         Seller acknowledges and agrees that Buyer shall make such announcements and disclosures regarding this Agreement as required by SEC requirements or as directed by Buyer's securities counsel. The execution of this Agreement by the Parties will be announced in accordance with the press release attached hereto as EXHIBIT R.

SECTION 14.15 BINDING EFFECT.

         This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns, subject to the provisions of SECTION
14.1 of this Agreement.

SECTION 14.16 1031 EXCHANGE.

         Sellers may elect to structure the sale of the Property as a like-kind exchange under Internal Revenue Code Section 1031, at Sellers' sole cost and expense. Buyer shall reasonably cooperate therein, provided that Buyer shall incur no cost, expense or liability in connection with Sellers' exchange and Buyer shall not be required to take title to or contract for the purchase of any other property. If Sellers use a qualified intermediary to effectuate the exchange, any assignment of the rights and obligations of Sellers under this Agreement shall not relieve, release or absolve Sellers of their obligations to Buyer hereunder.

SECTION 14.17 RECORDATION.

         After the Inspection Termination Date, Buyer shall have the right to record this Agreement or a memorandum thereof.

SECTION 14.18 CONSTRUCTION OF AGREEMENT.

         The parties acknowledge and agree that counsel has represented them and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms, and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto because of the responsibilities in connection with the preparation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and date first above written.

         SELLER:

         Medistar Hermann Drive Medical Center, Ltd.

         A Texas limited partnership

         By: Hermann Drive Management, LLC

         A Texas limited liability company

         Its sole general partner

         By: /s/ Gary Perryman
             ----------------------
         Name: Gary Perryman
               --------------------

         Title: President
                -------------------

         BUYER:

         Windrose Genesis Park, L.P.

         Delaware limited partnership

         By: WMPT Genesis Park Management, L.L.C.

         A Delaware limited liability company

         Its sole general partner

         By:  /s/ Daniel R. Loftus
              ------------------------------
         Name:   Mr. Daniel R. Loftus

         Title:   Executive Vice President

         STATE OF Texas)

                               : SS

         COUNTY OF Harris)

         PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State of Texas with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself/herself to be the President of Hermann Drive Management, LLC, a Texas limited liability company, the general partner of Medistar Hermann Drive Medical Center, Ltd., a Texas limited partnership, the within named bargainer, and that he/she, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of Medistar Hermann Drive Medical Center, Ltd. by himself/herself as such officer of Hermann Drive Management, LLC.

         WITNESS my hand and official seal at office in Texas, County of Harris this 3rd day of March, 2006.

                /s/ Celia Sally Benites
         ----------------------------------------
                      Notary Public

         My Commission Expires: October 8, 2006



         STATE OF Indiana)

                               : SS

         COUNTY OF Marion)

         PERSONALLY appeared before me, the undersigned authority, a Notary Public in and for said County and State of Indiana with whom I am personally acquainted, or proved to me on the basis of satisfactory evidence and who upon oath, acknowledged himself to be the Executive Vice President of WMPT Genesis Park Management, L.L.C., a Delaware limited liability company, the sole general partner of Windrose Genesis Park, L.P., a Delaware limited partnership, the within named bargainer, and that he, as such officer, being authorized so to do, executed the within instrument for the purposes therein contained, by signing the name of Windrose Genesis Park, L.P. by himself as such officer of WMPT Genesis Park Management, L.L.C..

         WITNESS my hand and official seal at office in Indiana, County of Marion this 3rd day of March, 2006.

                   /s/ Sue E. Lubben
         ---------------------------------------
                       Notary Public

         My Commission Expires: February 24, 2013

                                GLOSSARY OF TERMS

         "AFFILIATE" shall mean any Person that, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person, including any subsidiary of a Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests. Without limiting the generality of the foregoing, when used with respect to any corporation, the term "Affiliate" shall also include (a) any Person which owns, directly or indirectly (including through one or more intermediaries), fifty percent (50%) or more of any class of security of such corporation, (b) any subsidiary of such corporation and (c) any subsidiary of a Person described in clause (a).

         "BUSINESS DAY(s)" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in Austin, Texas, are authorized, or obligated, by law or executive order, to close.

         "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean the actual day on which the transactions contemplated by this Agreement are closed with the transfer of title to the Property and delivery of the Purchase Price.

         "ENVIRONMENTAL LAWS" shall mean any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, determinations, directives, awards, standards, guidances, and policies, whether statutory or common law, as amended from time to time, now or hereafter in effect, or other legal requirement promulgated or agreement, in effect or pertaining to the indoor or outdoor environment, public health and safety, occupational health or safety or industrial hygiene, or concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards including, without limitation, the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Material, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq.("CERCLA"), Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Sections 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., National Environmental Policy of 1975, 42 U.S.C. Sections 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
Section 300(f) et seq., 33 C.F.R. Section 328.3 and any comparable state and local law, statute, ordinances, rule or regulation regulating Wetlands, or the Hazardous Materials Transportation Act, 42, U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, U. S.C. Section 7401 et seq., and any similar or implementing law of the state in which the Parcel is located, and all amendments, rules, and regulations promulgated thereunder or implementing the same.

         "ESCROW AGENT" shall mean Lawyer's Title Company through its national office.

         "ESCROW AGREEMENT" shall mean the escrow agreement substantially in the form attached Agreement substantially in the form attached hereto as EXHIBIT B.

         "EXCLUDED ASSETS" shall mean those certain, items of personal property owned by seller and located on the Property listed on SCHEDULE 16 that are not included within the Personal Property to be conveyed by Seller to Buyer as part of the Property.

         "GAAP" shall mean generally accepted accounting principles as currently in effect on the Closing Date.

         "GOVERNMENTAL AUTHORITY OR GOVERNMENTAL AUTHORITIES" shall mean the United States, the state, county, parish, city and local political subdivisions in which the Property is located or any other quasi-governmental entity (including any board of fire underwriters) which exercise jurisdiction over the Property with respect to the Legal Requirements (as herein defined) or the construction or use of the Property including, but not limited all zoning, use, construction, occupancy, environmental, access requirements and medical licensing, permitting, certification, licensure or approval rights for all uses contemplated by Buyer or any Tenant Leases or any court administrator, agency, department, commission, board, bureau or instrumentality or any of them which exercise such jurisdiction over the Property or the construction or use of the Property as an integrated medical plaza.

         "HAZARDOUS CONSTITUENT" shall have the meaning assigned thereto under 40 C.F.R. Section 260.10.

         "HAZARDOUS MATERIALS" shall mean collectively, Hazardous Substances, Hazardous Constituent, and Solid Wastes.

         "HAZARDOUS SUBSTANCES" shall mean at any time any substance, waste, pollutant, contaminant or material, in solid, liquid or gaseous form, which: (i) the presence of which poses a hazard to the health or safety of persons on or about the Property, including, but not limited to, asbestos containing materials; (ii) is a substance regulated or defined or designated as hazardous, extremely or imminently hazardous, objectionable, dangerous, or toxic pursuant to any law, by any local, state, territorial or federal governmental authority;
(iii) is a substance with respect to which such a Governmental Authority otherwise requires environmental compliance, investigation, monitoring, reporting, removal or remediation; including but not limited to: (a) all substances, wastes, pollutants, contaminants, effluents, emissions or related materials and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, objectionable or toxic, under any Environmental Law; (b) petroleum and petroleum based products including crude oil, used oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) radon; (e) radioactive substances and materials; (f) asbestos; (g) urea formaldehyde; (h) polychlorinated biphenyls; (i) lead; (j) methane; (k) chemicals known to cause cancer or reproductive toxicity; (l) flammable substances and materials; (m) infectious wastes, biomedical and medical wastes; (n) explosives; and (o) mold.

         "LEGAL REQUIREMENTS" shall mean all laws, regulations, rules, orders, writs, judgments, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any Governmental Authorities affecting the development, ownership, construction, condition and operation of the Property by Seller, whether now or hereinafter enacted or amended prior to Closing, including but not limited to all of the foregoing related to or affecting: (a) the Property or the construction, use or alteration thereof, including all zoning, building, fire, health, safety, sign, and subdivision regulations and codes; (b) the Seller's interest in the Land and Property; or
(c) Seller's Personal Property or the construction, use or alteration thereof; and (d) Seller's obligations with respect to the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. ("ADA"). Without limiting the foregoing, Legal Requirements shall include all covenants, agreements, charters, restrictions and encumbrances contained in any instruments, whether of record or unrecorded or to Seller's Knowledge, affecting the Property.

         "PARTIES" shall mean collectively Buyer and Seller. Party shall mean either Buyer or Seller, as applicable.

         "PERSON" shall mean any natural person, partnership, trust, estate, association, Limited Liability Company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         "SEC" shall mean the Securities and Exchange Commission.

         "SOLID WASTES" shall have the meaning assigned thereto in 40 C.F.R.
Section 261.2.

         "STORAGE CONTAINERS" shall mean existing and future containers for Hazardous Materials and above ground and underground storage tank systems (including underground piping, conduits, or sumps).

         "UNIT" shall mean a one-percent (1%) limited partnership interest in the Partnership.

         "WARRANTIES" shall mean all warranties and guaranties with respect to the Property, whether expressed or implied, which Seller now holds or under which Seller is the beneficiary, including without limitation any warranties and guaranties assigned to Seller under any lease.

         CONSTRUCTION. Except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined above or in the Agreement include the plural as well as the singular; and (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable; (c) all references in this Agreement to designated "ARTICLES", "SECTIONS and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; and (d) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section.

                                    EXHIBIT P

                        INVESTOR REPRESENTATION DOCUMENTS

         Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement, dated as of March 3, 2006, by and between Medistar Hermann Drive Medical Center, Ltd., a Texas limited partnership, and Windrose Genesis Park, L.P., a Delaware limited partnership (the "Purchase Agreement").

A.       COVENANTS OF BUYER AND SELLER

         1. Units. Upon the Closing, the Units shall be issued to Seller. Upon the request of Seller, the Partnership shall issue certificates reflecting Seller's ownership of the Units. The certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Partnership's First Amended and Restated Agreement of Limited Partnership, as amended and supplemented from time to time (the "Partnership Agreement"), restricts the transfer of the Units; provided, however, Seller may not transfer all or any portion of the Units to any limited or general partner of Seller without the consent of Windrose Medical Properties Trust (the "Trust"), in the Trust's capacity as general partner of the Partnership, or any successor general partner of the Partnership, prior to the first anniversary of the date of issuance of the Units to Seller. Upon receipt of the Units and Seller's execution and delivery of the Partnership Agreement, Seller shall become a Limited Partner (as defined in the Partnership Agreement).

         2. Redemption Rights for the Units. Each Unit shall be redeemable, at the option of the holder, in accordance with and subject to the restrictions contained in Section 8.05 of the Partnership Agreement; provided, further, Seller shall not be entitled to exercise the Redemption Right if delivery of REIT Shares (as defined in the Partnership Agreement) to Seller would result in Seller and any of its affiliates, in the aggregate, owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation (as defined in the Trust's Articles of Amendment and Restatement, as amended and supplemented from time to time (the "Charter"), and calculated in accordance therewith), except as provided in the Charter.

         3. Registration Rights. In accordance with and subject to the restrictions set forth in Section 8.06 of the Partnership Agreement, the Trust, in its capacity as the general partner of the Partnership, agrees to file with the Securities and Exchange Commission (the "Commission"), within one year following the date of issuance of the Units to Seller, a shelf registration statement under Rule 415 of the Securities Act, or any other similar rule that may be adopted by the Commission covering the resale by the holder of Redemption Shares (as defined in the Partnership Agreement).

B.       REPRESENTATIONS AND WARRANTIES OF SELLER

         As a material inducement to Buyer's decision to enter into the Purchase Agreement, Seller represents and warrants to Buyer the following, which shall be true and correct on the Effective Date and on the Closing Date. Notwithstanding any provision to the contrary set forth in the Purchase Agreement, Seller's representations and warranties contained in this Exhibit shall survive the Closing and shall not be deemed merged upon the acceptance of the Transfer Documents by Buyer for a period of one year from the Closing. To the extent Seller's representations and warranties are breached before or after the Closing, Buyer shall be entitled to exercise any of Buyer's remedies set forth in Section 13.2 of the Purchase Agreement. Seller shall indemnify Buyer against any and all losses, claims, damages or liabilities to which Buyer may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based on, a breach of the representations and warranties contained in this Section 2, and Seller agrees to reimburse Buyer, as incurred, for any legal or other expenses reasonably incurred by Buyer in connection with investigating or defending any such loss, claim, damage, or liability (or action in respect thereof).

         1. Securities Law Matters. (i) In acquiring the Units and engaging in the transactions set forth in the Purchase Agreement, neither Seller nor any of its partners is relying upon any representations made to it by Buyer, or any of its partners, officers, employees, or agents that are not contained herein. Seller is aware of the risks involved in investing in the Units and in the Redemption Shares. Seller has had an opportunity to ask questions of, and to receive answers from, Buyer, the Partnership and the Trust, or a person or persons authorized to act on their behalf, concerning the terms and conditions of an investment in the Units and the Redemption Shares and the financial condition, affairs, and business of Buyer, the Partnership and the Trust. Seller confirms that all documents, records, and information pertaining to its investment in the Units that have been requested by it, including a complete copy of the Partnership Agreement, have been made available or delivered to it prior to the date hereof. Seller represents and warrants that it has reviewed the Partnership Agreement. Seller understands that neither the Units nor the Redemption Shares have been registered under the Securities Act or any state securities laws and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units and any Redemption Shares issuable to Seller are being acquired solely for Seller's own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and Seller has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale or distribution. Seller understands that any certificates evidencing the Units or Redemption Shares issuable upon redemption of the Units will contain appropriate legends reflecting the requirement that the Units or Redemption Shares issuable upon redemption of the Units not be resold by Seller or without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement and the Purchase Agreement restricts transfer of the Units.

         2. Accredited Investor. Seller represents and warrants that it is an "accredited investor" and that each of Seller's general and limited partners are "accredited investors" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

         3. Tax Matters. Seller represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Property to Buyer and the receipt of Units as consideration therefor,
(ii) Seller's admission as a partner of the Partnership, and (iii) any other transaction contemplated by this Agreement. Seller further represents and warrants that it has not relied on Buyer, the Partnership or the Trust or any of their representatives or counsel for such tax advice.